Exhibit 10.3

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page to this Subscription Agreement, by and among Texas Ventures Acquisition III Corp, a Cayman Islands exempted company limited by shares (the “Issuer”, which after the date of the Domestication, shall be known as PlusAI Holdings, Inc., a Delaware corporation), Plus Automation, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Investor”). The Subscription Agreement is entered into in connection with the Agreement and Plan of Merger and Reorganization, dated September 2, 2026 (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Issuer, the Company and the other parties thereto. The transactions contemplated by the Merger Agreement are referred to in this Subscription Agreement as the “Transaction” and the purchase and sale of the Securities (as defined below) pursuant to this Subscription Agreement are referred to in this Subscription Agreement as the “Subscription Transaction.” All capitalized terms used but not defined herein shall have the respective meanings specified in the Merger Agreement.

As set forth on the signature page to this Subscription Agreement, the aggregate purchase price to be paid by the Investor for the Floating Rate Senior Convertible PIK Note (the “Note”) and Warrants (as defined below) is referred to in this Subscription Agreement as the “Subscription Amount.” The Issuer may enter into one or more subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors,” and together with the Investor, the “Investors”) pursuant to which such Other Investors may acquire Warrants and either shares of Common Stock or Floating Rate Senior Convertible PIK Notes in the form set forth in Exhibit A to this Subscription Agreement (the “Floating Rate Notes” and, together with the Note, the “Notes”), all of which Floating Rate Notes shall be pari passu with the Note. The Global Guaranty Agreement in the form set forth in Exhibit B to this Subscription Agreement shall be delivered by the Company and the Guarantors named on the signature pages thereto in connection with the Notes.

In consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth in this Subscription Agreement, and intending to be legally bound under this Subscription Agreement, each of the Investor, the Issuer and the Company acknowledges and agrees as follows:

1.            Subscription. The Investor irrevocably subscribes for and agrees to purchase from the Issuer a Note in the principal amount (the “Principal Amount”) set forth on the signature page to this Subscription Agreement and a Warrant for the purchase of shares of Class A common stock of PlusAI Holdings, Inc. (the “Common Stock”) equal to (a) 100% multiplied by (b) (i) the Principal Amount, divided by (ii) $12.00, rounded down to the nearest whole number, with any fraction from such formula being rounded to the nearest whole number, and the Issuer irrevocably agrees to issue and sell to the Investor such Note and such Warrants, in each case, on the terms and subject to the conditions provided for in this Subscription Agreement.

2.             Closing.

(a)            The closing of the Subscription Transaction (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Transaction upon (i) satisfaction or waiver of the conditions set forth in this Section 2 and in Section 3 below and (ii) delivery of written notice from (or on behalf of) the Issuer to the Investor (the “Closing Notice”) that the Issuer reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on a date that is not less than five Business Days from the date on which the Closing Notice is delivered to the Investor.

(b)            At least three Business Days prior to the closing date specified in the Closing Notice (the “Closing Date”), the Investor shall deliver to the Issuer: (i) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by the Issuer in the Closing Notice, thereby subscribing for the Note and Warrants, to be held in escrow until the Closing; and (ii) any other information that is reasonably requested in the Closing Notice in order for the Issuer to issue to the Investor the Note and Warrants. Without limiting the generality of the foregoing, such information shall include the legal name of the person in whose name such Note and Warrants are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable.

(c)            On the Closing Date:

(i)            the Issuer shall issue and deliver to the Investor the Note, duly executed by the Issuer, in the Principal Amount set forth on the signature page to this Subscription Agreement; and

(ii)            the Issuer shall issue to the Investor Warrants registered in the name of the Investor to purchase up to that number of shares of Common Stock as specified on the signature page hereto with an exercise price equal to $12.00 per share, subject to adjustment as set forth therein.

(d)            Notwithstanding the foregoing, the Issuer’s obligation to issue the Note and Warrants to the Investor is contingent upon the Issuer having received the Subscription Amount in full in accordance with this Section 2. If the Closing does not occur within three Business Days following the Closing Date specified in the Closing Notice, the Issuer shall promptly (but not later than one Business Day thereafter) return the Subscription Amount in full to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, until such time as the Closing is rescheduled, in which case the process set forth in Section 2(a) will recommence.

3.            Closing Conditions.

(a)            The parties’ obligation to consummate the Subscription Transaction pursuant to this Subscription Agreement is subject to the following conditions:

(i)            no suspension of the offering or sale of the Note or Warrants shall have been initiated or, to the Issuer’s knowledge, threatened by the U.S. Securities and Exchange Commission (the “SEC”);

(ii)            no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect making the consummation of the transactions contemplated under this Subscription Agreement illegal or otherwise restraining or prohibiting consummation of the transactions contemplated under this Subscription Agreement and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(iii)            as determined by the parties to the Merger Agreement and other than those conditions under the Merger Agreement which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the Subscription Transaction pursuant to this Subscription Agreement, all conditions precedent to the closing of the Transaction contained in the Merger Agreement shall have been satisfied or waived and the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing Date.

(b)            The Issuer’s obligation to consummate the Subscription Transaction pursuant to this Subscription Agreement shall be subject to the conditions that:

(i)            all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date;

(ii)            consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date or such earlier date, as applicable; and

(iii)            all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing Date shall have been performed in all material respects.

(c)            The Investor’s obligation to consummate the Subscription Transaction pursuant to this Subscription Agreement shall be subject to the conditions that:

(i)            all representations and warranties made by the Issuer and the Company in Section 5 hereof shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Issuer Subscription Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date;

(ii)            consummation of the Closing shall constitute a reaffirmation by the Issuer and the Company of each of the representations and warranties of the Issuer and the Company contained in this Subscription Agreement as of the Closing Date;

(iii)          all obligations, conditions, covenants and agreements required by this Subscription Agreement to be performed by the Issuer and the Company at or prior to the Closing Date shall have been performed, satisfied or complied with in all material respects;

(iv)          no suspension of the qualification of the Common Stock for offering or trading in any jurisdiction, or initiation or written threats of any proceedings for any of such purposes, shall have occurred and be continuing, except, in each case, where any such suspension or proceeding would not prevent SPAC from consummating the Subscription Transaction;

(v)           no amendment, modification or waiver of the Merger Agreement from and after the date of this Subscription Agreement shall have occurred that reasonably would be expected to materially and adversely affect the economic benefits that the Investor reasonably would expect to receive under this Subscription Agreement without having received the Investor’s prior written consent;

(vi)          the Issuer shall have filed with an applicable national stock exchange (as defined in Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (the “Stock Exchange”) an application or supplemental listing application for the listing of the Warrant-Related Shares (as defined below) and Common Stock issuable upon conversion of the Notes (the “Conversion Shares”) and such Warrant-Related Shares and Conversion Shares shall have been approved for listing, subject to official notice of issuance;

(vii)         the Available Closing SPAC Cash (as defined in the Merger Agreement) shall not be less than $40,000,000 under Section 10.01(j) of the Merger Agreement, unless waived by mutual consent of the Issuer and the Company; and

(viii)        there shall have been no amendment, waiver or modification to the Other Subscription Agreements (including the forms of Notes and Warrants attached thereto) that gives rise to material benefits (whether economic or otherwise) to the Other Investors unless the Investor has been offered the same benefits.

4.            Further Assurances. At or prior to the Closing Date, the parties shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.            The Issuer’s and the Company’s Representations and Warranties.

5.1          The Issuer represents and warrants to the Investor and the Placement Agents that as of the date of this Subscription Agreement and as of the Closing Date:

(a)            The Issuer (i) is an exempted company with limited liability registered by way of continuation in the Cayman Islands and is in good standing under the laws of the Cayman Islands, (ii) has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified and in good standing (to the extent applicable) in all jurisdictions in which its ownership of property or character of its activities is such as to require it to be so licensed or qualified, except, with respect to the foregoing clause (iii), where the failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have an Issuer Subscription Adverse Effect. For purposes of this Subscription Agreement, an “Issuer Subscription Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Issuer that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, prospects, stockholders’ equity or results of operations of the Issuer or materially and adversely affect the validity of the Securities or the legal authority or ability of the Issuer to comply in all material respects with the terms of this Subscription Agreement. For the avoidance of doubt, the term Issuer Subscription Adverse Effect is Subscription-specific and is distinct from, and shall not modify, the SPAC Material Adverse Effect definition in the Merger Agreement. Upon the occurrence of the Domestication, the Issuer intends to become a Delaware corporation under the Laws of the State of Delaware.

(b)            As of the Closing Date, the Note has been duly authorized and is being validly issued to the Investor. The Conversion Shares have been duly authorized and fully reserved for issuance and, upon conversion of the Note in accordance with its terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof, with its holder being entitled to all rights accorded to a holder of Common Stock. The Conversion Shares will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s organizational documents (as adopted on the Closing Date) (except to the extent already waived) and will not impose personal liability upon the holder thereof, other than restrictions on transfer provided for in this Subscription Agreement, the Note and the Warrant (the “Transaction Documents”) and under the Securities Act.

(c)            As of the Closing Date the Warrants have been duly authorized and upon issuance, will be validly issued to the Investor, and the Warrant-Related Shares issuable upon exercise of Warrants have been duly authorized and provision has been made for the issuance of the Warrant-Related Shares upon exercise of Warrants. When issued and delivered against payment of the exercise price pursuant to the terms of Warrants, the Warrant-Related Shares will be validly issued, fully paid and non-assessable, and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s organizational documents (as adopted on the Closing Date) or any agreement or other instrument to which the Issuer is a party or by which it is otherwise bound.

(d)            This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and is a valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(e)            The execution, delivery and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), the issuance and sale of the Securities and the consummation of certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would, individually or in the aggregate, reasonably be expected to have an Issuer Subscription Adverse Effect; (ii) result in any violation of the provisions of the organizational documents of the Issuer in any material respect; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any governmental authority having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have an Issuer Subscription Adverse Effect.

(f)            The Issuer has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Issuer have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(g)            As of the date hereof, except as contemplated by the Transaction or as otherwise set forth in the SEC Documents (as defined below), the Other Subscription Agreements, the Merger Agreement and any promissory notes issued by the Issuer’s sponsor or its affiliate to the Issuer for working capital purposes as described in the SEC Documents (“Sponsor Loans”), there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Common Stock or other equity interests in the Issuer, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, other than any subsidiary created for purposes of the Transaction, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than (A) as set forth in the Issuer’s filings with the SEC, together with any amendments, restatements or supplements thereto (the “SEC Documents”) and (B) as contemplated by the Transaction. Except as disclosed in the SEC Documents, the Issuer has no outstanding indebtedness and will not have any outstanding long-term indebtedness as of immediately prior to the Closing (excluding any Sponsor Loans).

(h)            Assuming the accuracy of Investor’s representations and warranties set forth in this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Issuer to the Investor and the Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(i)            Except as disclosed in the SEC Documents, the Issuer has made all filings required to be filed by it with the SEC and, as of their respective dates, each of the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Issuer makes no such representation or warranty with respect to any information relating to the Company or any of its affiliates included in any SEC Document or filed as an exhibit thereto. Each of the financial statements of the Issuer included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents.

(j)            Except for (i) those Other Subscription Agreements having alternative terms identical to those alternative terms offered to the Investor and (ii) the Pre-Paid Forward Purchase Agreement (as defined in the Merger Agreement), no Other Subscription Agreement includes a price per Security different from this Subscription Agreement or other material terms, rights or conditions that are more advantageous (economically or otherwise) to any such Other Investor than Investor hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement in any manner that materially benefits the Other Investor thereunder unless Investor has been granted the same benefits.

(k)            The Issuer is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(l)            As of the date of this Subscription Agreement, the Issuer has not received any written communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have an Issuer Subscription Adverse Effect.

(m)            Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, an Issuer Subscription Adverse Effect, as of the date of this Subscription Agreement, there is no (i) action, claim, inquiry, arbitration, investigation, litigation or other proceeding pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

5.2            The Company represents and warrants to the Investor that as of the date of this Subscription Agreement and as of the Closing Date:

(a)            The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined below).

(b)            This Subscription Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)            The execution, delivery and performance of this Subscription Agreement (including compliance by the Company with all of the provisions hereof) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, prospects, stockholders’ equity or results of operations of the Company or the legal authority or ability of the Company to comply in all material respects with the terms of this Subscription Agreement (a “Company Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Company which would, individually or in the aggregate, reasonably be expected to have the Company Material Adverse Effect; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any governmental agency or body having jurisdiction over the Company or any of its properties that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)            The Company has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Company have any knowledge or reason to believe that any of its respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(e)            As of the date of this Subscription Agreement, the Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

(f)            Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Subscription Agreement, there is no (i) action, claim, inquiry, arbitration, investigation, litigation or other proceeding pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

6.             Investor Representations and Warranties. The Investor represents and warrants to the Issuer, the Company and the Placement Agents that as of the date of this Subscription Agreement and as of the Closing Date:

(a)            The Investor: (i) has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation; and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b)            This Subscription Agreement has been duly authorized, executed and delivered by the Investor. Assuming the due authorization, execution and delivery of the same by the Issuer, this Subscription Agreement shall constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)            The execution, delivery and performance of this Subscription Agreement, the purchase of the Securities, the compliance by the Investor with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated in this Subscription Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject; (ii) the organizational documents of the Investor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Investor or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated in this Subscription Agreement, including the purchase of the Securities.

(d)            The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee is, and on each date on which it converts any portion of the Note or exercises any Warrants will be: (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A; (ii) acquiring the Securities only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements in this Subscription Agreement on behalf of each owner of each such account; and (iii) not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Securities. The Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). The Investor has completed Schedule A following the signature page to this Subscription Agreement and the information contained on Schedule A is, and on each date on which the Investor converts any portion of the Note or exercises any Warrants will be, accurate and complete.

(e)            The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee on the date hereof and on each date on which it converts any portion of the Note or exercises any Warrants: (i) is and will be an institutional account as defined in FINRA Rule 4512(c); (ii) is and will be a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; and (iii) has and will have exercised independent judgment in evaluating our participation in the purchase of the Securities. Accordingly, it is understood that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(f)            The Investor acknowledges and agrees: (i) that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act; (ii) the Securities have not been registered under the Securities Act; and (iii) that the Issuer is not required to register the Securities except as set forth in Section 7 of this Subscription Agreement or as set forth in the Warrants. The Investor acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except: (i) to the Issuer or one of its subsidiaries; (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S; or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act. With respect to any transactions falling within clauses (i) and (iii) of the preceding sentence, any such transaction must also be in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and any book entry records or certificates representing the Securities shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that: (i) the Securities will be subject to transfer restrictions; (ii) as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities; and (iii) as a consequence, Investor may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. The Investor acknowledges and agrees that the Securities will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that the Issuer furnishes a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Securities.

(g)            The Investor acknowledges and agrees that the Investor is purchasing the Securities directly from the Issuer. The Investor further acknowledges that, except as set forth herein, there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of the Issuer, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication. Investor explicitly disclaims reliance on any of the foregoing other than those representations, warranties, covenants and agreements of the Issuer and the Company expressly set forth in this Subscription Agreement.

(h)            The Investor’s acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(i)            The Investor acknowledges and agrees that the Investor has received, and has had the opportunity to review and understand such financials and other information as the Investor deems necessary in order to make an investment decision with respect to the Securities, including, with respect to the business of the Issuer and its subsidiaries, the Company and the Transaction. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has had the opportunity to review Issuer’s reports previously filed with the SEC under the Exchange Act. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s) have deemed necessary to make an investment decision with respect to the Securities. The Investor has received, and has had the opportunity to review and understand the materials made available to it in connection with the Transaction, has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities. The Investor acknowledges that as part of the Transaction, the Issuer will file a registration statement under the Securities Act, including a proxy statement and prospectus of the Issuer, which will contain additional information about the Transaction, the Issuer and the Company and prepare and deliver to its shareholders an information statement setting forth information concerning the issuance of the shares of Common Stock, Warrants and Warrant-Related Shares, subject to the terms and conditions set forth herein and in the Warrants, to be approved at the general meeting. The Investor acknowledges and agrees that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the Investor’s obligation to purchase the Securities under this Subscription Agreement. The Investor acknowledges that the Investor will not rely on any such registration statement, proxy statement/prospectus or information statement in making any investment decision. The Investor acknowledges that the Issuer and the Company offered to make certain non-public information available to the Investor subject to customary trading restrictions and non-disclosure requirements.

(j)            The Investor acknowledges that certain information provided to it was based on forecasts. The Investor understands and agrees that such forecasts were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties many of which are outside of the Issuer’s control. Consequently, Investor acknowledges and agrees that actual results may differ materially from those contained in the forecasts and that the Issuer does not guarantee the accuracy of any such forecasts. The Investor acknowledges that all forward-looking information and forecasts were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or forecasts.

(k)            The Investor became aware of this offering of the Securities solely by means of direct contact between the Investor and the Issuer, the Company or a representative of the Issuer or the Company. Investor acknowledges that the Securities were offered to the Investor solely by direct contact between the Investor and the Issuer, the Company or a representative of the Issuer or the Company. The Investor did not become aware of this offering of the Securities, nor were the Securities offered to the Investor, by any other means. The Investor acknowledges that the Securities: (i) were not offered to it by any advertising or, to its knowledge, general solicitation; and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. In making its investment or decision to invest in the Issuer, the Investor acknowledges that it is not relying upon, and has not relied and disclaims reliance upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Issuer, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Issuer and the Company contained in this Subscription Agreement. Neither the Investor, nor to its knowledge any of its directors, officers, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offering of the Securities.

(l)            The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities. The Investor is: (i) able to fend for itself in the Transaction contemplated in this Subscription Agreement; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. The Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. Investor acknowledges and agrees that it has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Securities. The Investor agrees that Cohen & Company Securities, LLC, acting through its Cohen & Company Capital Markets division, or any of their affiliates, in their capacity as placement agents (the “Placement Agents”), shall not be liable to any Investor for any action heretofore or hereafter taken or omitted to be taken by any of them or have any liability or obligation (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, the Issuer or any other person or entity), whether in contract, tort or otherwise, to any Investor, or to any person claiming through such Investor, in respect of the Transaction. Investor represents that: (i) it is able to sustain a complete loss on its investment in the Securities; (ii) has no need for liquidity with respect to its investment in the Securities; and (iii) has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Securities.

(m)            Alone, or together with any professional advisor(s), the Investor acknowledges that it has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor. Investor represents that it is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Issuer. The Investor acknowledges specifically that a possibility of total loss exists.

(n)            In making its decision to purchase the Securities, the Investor has relied solely upon its own independent investigation and that of its advisors, if any. Without limiting the generality of the foregoing, the Investor has not relied (and disclaims reliance) on any statements or other information provided by or on behalf of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning the Issuer, the Company, the Transaction, the Merger Agreement, this Subscription Agreement or the transactions contemplated under this Subscription Agreement or the Merger Agreement, the Securities or the offer and sale of the Securities.

(o)            The Investor acknowledges and agrees that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons: (i) have not provided the Investor with any information or advice with respect to the Securities; (ii) have not made and do not make any representation, express or implied as to the Issuer, the Company, the Issuer’s credit quality, the Securities or the Investor’s purchase of the Securities; (iii) have not acted as the Investor’s financial advisor or fiduciary in connection with the issue and purchase of Securities; (iv) may have acquired, or during the term of the Securities may acquire, non-public information with respect to the Issuer, which, subject to the requirements of applicable law, the Investor agrees need not be provided to it; (v) may have existing or future business relationships with the Issuer and the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships); (vi) will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Securities, and that certain of these actions may have material and adverse consequences for a holder of Securities.

(p)            The Investor acknowledges and agrees that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Securities or as to the other matters referred to in this Subscription Agreement. Investor also acknowledges that it has not relied on any investigation that the Placement Agents, any of their affiliates or any person acting on their behalf have conducted with respect to the Securities, the Issuer or the Company. The Investor further acknowledges and agrees that it has not relied on any information contained in any research reports prepared by the Placement Agents or any of their affiliates.

(q)            The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(r)            The execution, delivery and performance by the Investor of this Subscription Agreement are within the Investor’s powers, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound that would reasonably be expected to have a material adverse effect on the legal authority of the Investor to enter into and perform its obligation under this Subscription Agreement. If the Investor is not an individual, the execution, delivery and performance by the Investor of this Subscription Agreement will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine. If the Investor is an individual, the signatory has legal competence and Investor has the capacity to execute this Subscription Agreement. If the Investor is not an individual, the signatory has been duly authorized to execute this Subscription Agreement. Assuming that this Subscription Agreement constitutes the valid and binding obligation of the Issuer, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(s)            The Investor is not: (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program; (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People Republic or any other country or territory embargoed or subject to substantial trade restrictions by the United States; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each of the foregoing, a “Prohibited Investor”). If requested, the Investor agrees and is permitted to provide law enforcement agencies such records as required by applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), to the extent required, the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Investor maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(t)            No disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Securities.

(u)            None of the Placement Agents, nor any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, have made any independent investigation with respect to the Issuer or its subsidiaries or any of their respective businesses, the Company or the Securities or the accuracy, completeness or adequacy of any information supplied to the Investor by the Issuer or the Company.

(v)            In connection with the issue and purchase of the Securities, the Placement Agents have not acted as the Investor’s financial advisor or fiduciary.

(w)            The Investor, when required to deliver payment to the Issuer pursuant to Section 2 above, will have sufficient immediately available funds to pay the Subscription Amount and consummate the purchase and sale of the Securities pursuant to this Subscription Agreement.

(x)            As of the date of this Subscription Agreement, the Investor does not have, and during the 30 day period immediately prior to the date of this Subscription Agreement, the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Issuer or the Company. Notwithstanding the foregoing, the Investor makes no such representation with respect to any assets of the Investor managed by an external investment manager pursuant to a separately managed account arrangement.

(y)            The Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Issuer or the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Investor and its affiliates.

(z)            If the Investor is or is acting on behalf of: (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”); or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) none of the Issuer, the Company or any of their respective affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Securities; (B) none of the parties to the Transaction is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Securities; and (C) its purchase of the Securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(aa)      Except as indicated on the signature page hereto, the Investor is not a “foreign person” or a “foreign entity” and is not controlled by a “foreign person,” as those terms are defined in Section 721 of the Defense Production Act, as amended, including its implementing regulations (the “DPA”). The Investor does not permit any foreign person affiliated with the Investor, whether affiliated as a limited partner or equivalent, to obtain through the Investor as a result of that foreign person’s investment any DPA Triggering Rights (as defined below) with respect to the Issuer. If the Investor is a foreign person or foreign entity or is controlled by a foreign person for purposes of the DPA, then notwithstanding anything in this letter agreement, or any other agreement(s) that relate to the current or any other ‘investment’ within the meaning of the DPA, as defined below (such investment, an “Investment,” and such agreements, the “Transaction Agreements”), in the Issuer (which term “Issuer” shall include, for purposes of this paragraph, any direct or indirect, wholly or partially owned subsidiary of the Issuer, if applicable) between the Issuer and the Investor or any affiliate to the contrary, the Investor and the Issuer agree that neither the Investor nor any affiliate will obtain or request with respect to the Issuer, any of the following rights, as a result of such Investment: (a) “control” of the Issuer, including the power to determine, direct or decide any important matters affecting the Issuer; (b) membership or observer rights on the Board of Directors or equivalent body of the Issuer, or the right to nominate an individual to a position on the Board of Directors or equivalent body of the Issuer; (c) access to any “material nonpublic technical information” in the possession of the Issuer (provided, however, that such prohibited information shall not include financial information regarding the performance of the Issuer); and (d) any “involvement” (other than through voting of shares) in “substantive decision making” of the Issuer regarding (i) the use, development, acquisition, safekeeping, or release of “sensitive personal data” of U.S. citizens maintained or collected by the Company, (ii) the use, development, acquisition, or release of “critical technologies,” or (iii) the management, operation, manufacture, or supply of “covered investment critical infrastructure” ((a)-(d) being the “DPA Triggering Rights”). To the extent any term in the Transaction Agreements between the Issuer and the Investor or any affiliate related to an Investment purports to grant any DPA Triggering Rights in the Issuer to the Investor or any affiliate, such term shall have no effect.

7.             Registration Rights.

(a)            In no event later than 10 Business Days after the Closing Date (such deadline, the “Filing Deadline”), the Issuer will endeavor to file with the SEC (at its sole cost and expense) a registration statement on Form S-1 registering the resale of the Registrable Securities (the “Registration Statement”). The Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) forty-five (45) Business Days after the Closing and (ii) five (5) Business Days after the Issuer is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”). If (i) the Registration Statement covering the Registrable Securities is not filed with the SEC on or prior to the Filing Deadline, or (ii) the Registration Statement registering for resale all of the Registrable Securities is not declared effective by the SEC by the Effectiveness Date, the Issuer will make pro rata payments to the Investor, as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate amount paid pursuant to this Subscription Agreement by the Investor for such Registrable Securities then held by the Investor (which for the avoidance of doubt shall include the Conversion Shares that should be deemed to be held by the Investor when the Investor holds the Note) for each five (5) Business Day period following (A) in the case of clause (i), the Filing Deadline for which no Registration Statement is filed with respect to the Registrable Securities or (B) in the case of clause (ii), the Effectiveness Date for which the Registration Statement has not been declared effective by the SEC. Such payments shall constitute the Investor’s exclusive monetary remedy for such events, but shall not affect the right of the Investor to seek injunctive relief. Such payments shall be made to the Investor in cash no later than ten (10) Business Days after the end of each such five (5) Business Day period (the “Payment Date”). Interest shall accrue at the rate of 1% per month on any such liquidated damages payments that shall not be paid by the Payment Date until such amount is paid in full. The Issuer may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after the Issuer becomes eligible to use such Form S-3. The Issuer will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Investor for review at least two (2) Business Days in advance of filing the Registration Statement. Except as required by law, in no event shall the Investor be identified as a statutory underwriter in the Registration Statement. Notwithstanding the foregoing, if the SEC requires that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have the option, in its sole and absolute discretion, to either (i) have the opportunity to cause the Issuer to withdraw such Investor’s Registrable Securities from the Registration Statement upon its prompt written request to the Issuer, in which case the Issuer’s obligation to register the Registrable Securities will be deemed satisfied or (ii) be included as such in the Registration Statement. The Issuer’s obligations to include the Registrable Securities issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to the Issuer such information regarding the Investor, the securities of the Issuer held by the Investor and the intended method of disposition of such Registrable Securities, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Issuer to effect the registration of such Registrable Securities. Investor shall also execute documents in connection with such registration as the Issuer may reasonably request that are customary of a selling shareholder in similar situations. Notwithstanding anything to the contrary in this Subscription Agreement, in connection with the obligations of the Issuer under this Section 7, the Investor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. Upon notification by the SEC that any Registration Statement has been declared effective by the SEC, within one (1) Business Day thereafter, the Issuer shall file the final prospectus under Rule 424 of the Securities Act. The Issuer agrees to cause such Registration Statement, or another shelf registration statement that includes the Registrable Securities to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of: (i) the second anniversary of the Effectiveness Date of the Registration Statement registering all Registrable Securities for resale by the Investor; (ii) the date on which the Investor ceases to hold any Registrable Securities issued (or issuable) pursuant to this Subscription Agreement (including pursuant to any Notes); or (iii) the first date on which the Investor is able to sell all of its Registrable Securities issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act without volume or manner of sale limitations. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement set forth in this Section 7. Notwithstanding the foregoing, if the SEC prevents the Issuer from including any or all of the shares proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Registrable Securities pursuant to this Section 7 by the applicable shareholders or otherwise, such Registration Statement shall register for resale the number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted to be registered by the SEC. In such event, the number of Registrable Securities to be registered for each selling shareholder named in such Registration Statement shall be reduced pro rata among all such selling shareholders. In the event the Issuer amends the Registration Statement in accordance with the foregoing, the Issuer will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Registrable Securities that were not registered on the initial Registration Statement, as so amended.

(b)            For as long as the Investor holds the Note or Conversion Shares, the Issuer will use commercially reasonable efforts to (1) qualify the Conversion Shares for listing on a Stock Exchange, which shall be the stock exchange on which the Issuer’s Common Stock is then listed, and (2) update or amend the Registration Statement as necessary to include such Conversion Shares. For as long as the Investor holds the Note or Conversion Shares, the Issuer will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the Investor to resell the Conversion Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable.

(c)            For as long as the Investor holds Warrants or Warrant-Related Shares or, if shorter, through the date of expiration, or redemption or termination of the Warrants in accordance with the provisions of the Warrants, the Issuer will use commercially reasonable efforts to (1) qualify the Warrant-Related Shares for listing on a Stock Exchange, which shall be the stock exchange on which the Issuer’s Common Stock is then listed, and (2) update or amend the Registration Statement as necessary to include the Warrant-Related Shares. For as long as the Investor holds Warrants or Warrant-Related Shares or, if shorter, through the date of expiration, or redemption or termination of the Warrants in accordance with the provisions of the Warrants, the Issuer will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the Investor to resell the Warrant-Related Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable.

(d)            The Issuer may suspend the use of any such Registration Statement if the board of directors of the Issuer determines in good faith that either in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act (a “Suspension Event”). Notwithstanding the foregoing, (I) the Issuer shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days, not more than twice in any 12-month period and (II) the Issuer shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter.

(e)            The Issuer shall use commercially reasonable efforts to cause its transfer agent to remove any restrictive legend included on the certificates (or, in the case of book-entry shares, any other instrument or record) representing the Investor’s ownership of Registrable Securities, and to issue a certificate (or evidence of the issuance of such securities in book-entry form) without such restrictive legend or any other restrictive legend to the Investor, if: (i) such Registrable Securities are sold or transferred pursuant to the effective Registration Statement or pursuant to Rule 144 where, following such, subsequent public distribution of such shares shall not require registration under the Securities Act; or (ii) such Registrable Securities are eligible for sale pursuant to Section 4(a)(1) of the Securities Act or Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable). Following Rule 144 becoming available for the resale of such Registrable Securities without volume or manner-of-sale restrictions and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable), the Issuer, upon the written request of Investor and after providing the Issuer and its transfer agent with all customary documentation, shall instruct the Issuer’s transfer agent to remove the legend from such Registrable Securities (in whatever form) and shall use commercially reasonable efforts to cause the Issuer’s counsel to issue any legend removal opinion required by the transfer agent. Notwithstanding the foregoing, once the Registration Statement registering the Registrable Securities for resale becomes effective under the Securities Act, and subject to receipt from the Investor by the Issuer and its transfer agent, as applicable, of customary documentation in connection therewith, the Issuer shall use commercially reasonable efforts to cause the Issuer’s counsel to issue to the transfer agent a “blanket” legal opinion to allow sales without restriction pursuant to the effective Registration Statement and in connection with the removal of legends in connection with such sales pursuant to the effective Registration Statement, in each case to the extent required by the transfer agent.

(f)            At its expense, the Issuer shall use commercially reasonable efforts to advise the Investor within five (5) Business Days: (i) when a Registration Statement or any post-effective amendment thereto has been filed with the SEC and when such Registration Statement or post-effective amendment thereto has become effective; (ii) after it shall receive notice or obtain knowledge thereof, of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included in such Registration Statement or for additional information; (iii) after it shall have received notice or obtained knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities included in such Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein do not include any untrue statements of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. The Issuer shall use commercially reasonable efforts to promptly provide written notice of the happening of any of the foregoing or of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading. The notice sent by the Issuer pursuant to the preceding sentence shall not contain any material non-public information other than the description of such event, which the parties agree may constitute material non-public information. Upon the occurrence of any event contemplated in clauses (i) through (v) above, except for such times as the Issuer is permitted under this Subscription Agreement to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included in such Registration Statement, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)            For purposes of this Section 7:

(i)            “Shares” shall mean, as of any date of determination, the Conversion Shares and the Warrant-Related Shares.

(ii)            “Warrant-Related Shares” shall mean, as of any date of determination, the shares of Common Stock issuable upon exercise of the Warrants (assuming on such date the Warrants are able to be exercised in full without regard to any exercise limitations therein).

(iii)           “Investor” shall include any person or entity to which the rights under this Section 7 shall have been duly assigned.

(iv)           “Registrable Securities” means (i) the Conversion Shares, (ii) all Warrant-Related Shares, and (iii) any other shares of Common Stock issued as a dividend or other distribution with respect to, in exchange for or in replacement of the Shares, whether by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement, amendment of the articles of association or otherwise; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Issuer shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) upon the first to occur of (A) a Registration Statement with respect to the sale of such Registrable Securities being declared effective by the SEC under the Securities Act and such Registrable Securities having been disposed of by the holder thereof in accordance with such effective Registration Statement, (B) such Registrable Securities having been sold in accordance with Rule 144 (or another exemption from the registration requirements of the Securities Act) resulting in the transferee of the Shares holding unrestricted securities and (C) such Registrable Securities becoming eligible for resale without volume or manner-of-sale restrictions and without current public information requirements pursuant to Rule 144.

(h)            Notwithstanding any termination of this Subscription Agreement, the Issuer shall, to the extent permitted by applicable law, indemnify, defend and hold harmless the Investor, the officers, directors, partners, members, managers, stockholders, and employees of the Investor, each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, reasonable and documented costs (including, without limitation, reasonable and documented out-of-pocket attorneys’ fees) and reasonable and documented expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained (or incorporated by reference) in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading. The indemnity obligation set forth in this Section 7(h) shall not apply, however, to the extent that any untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Investor furnished in writing to the Issuer by the Investor expressly for use in any of the SEC filings referenced in this Section 7(h). The Issuer shall notify the Investor promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Issuer is aware. Notwithstanding the foregoing, the Issuer’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Issuer.

(i)            The Investor shall, severally and not jointly with any Other Investor, indemnify and hold harmless the Issuer, its directors, officers, partners, members, managers, shareholders, agents and employees, each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, partners, members, managers, shareholders, or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Investor furnished in writing to the Issuer by the Investor expressly for use therein. Notwithstanding the foregoing, the Investor’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Investor.

(j)            Any person or entity entitled to indemnification pursuant to this Subscription Agreement shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification under this Subscription Agreement to the extent such failure has not prejudiced the indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. Without the consent of the indemnified party, no indemnifying party shall consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include an unconditional release of the indemnified party from all liability in respect to such claim or litigation.

(k)           The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(l)            If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to in this Section 7, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. Notwithstanding the foregoing, the liability of the Investor shall be limited to the net proceeds received by such Investor from the sale of Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. Subject to the limitations set forth in this Section 7, the amount paid or payable by a party as a result of the Losses shall be deemed to include any reasonable and documented out-of-pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(l) from any person or entity who was not guilty of such fraudulent misrepresentation.

8.            Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties to this Subscription Agreement shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of: (a) such date and time as the Merger Agreement is terminated in accordance with its terms; (b) upon the mutual written agreement of each of the parties to terminate this Subscription Agreement; (c) 12 months after the date of the Merger Agreement, if the Closing has not occurred by such date other than as a result of a breach of Investor’s obligations under this Subscription Agreement; or (d) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are (i) not satisfied or waived prior to the Closing or (ii) not capable of being satisfied on the Closing and, in each case of (i) and (ii), as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events described in clauses (a)-(d) above, collectively, the “Termination Events”). Nothing in this Subscription Agreement will relieve, however, any party from liability for any willful breach of this Subscription Agreement prior to the time of termination. Each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. The Issuer shall notify the Investor in writing of the termination of the Merger Agreement promptly after the termination of the Merger Agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect (except that the provisions of Section 7(h) through (l), this Section 8, Sections 9 through 12  of this Subscription Agreement will survive any termination of the Subscription Agreement and continue indefinitely). Following the Termination Event, any monies paid by the Investor to the Issuer in connection with this Subscription Agreement shall promptly (and in any event within one Business Day) be returned to the Investor without any deduction for or on account of any tax, withholding, charges, or set-off.

9.            Miscellaneous.

(a)            Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Securities acquired under this Subscription Agreement, if any, to the extent permitted by their terms) may be transferred or assigned without the prior written consent of each of the other parties. Notwithstanding the foregoing, this Subscription Agreement and the Investor’s rights and obligations hereunder may be assigned to one or more funds or accounts managed by the same investment manager as the Investor or by or to an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of the Issuer. Prior to such assignment being valid, any such assignee shall agree in writing to be bound by the terms of this Subscription Agreement. Notwithstanding the foregoing, no assignment pursuant to the second sentence of this Section 9(a) shall relieve the Investor of its obligations under this Subscription Agreement.

(b)            The Issuer may request from the Investor such additional information as the Issuer deems reasonably necessary to register the resale of the Securities and evaluate the eligibility of the Investor to acquire the Securities. Investor agrees to promptly provide such information as may reasonably be requested to the extent readily available. The Issuer agrees to keep any such information provided by Investor confidential except: (i) as necessary to include in any registration statement the Issuer is required to file under this Subscription Agreement; (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities; or (iii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Issuer’s securities are listed for trading. The Investor acknowledges and agrees that if it does not provide the Issuer with such requested information, the Issuer may not be able to register the Investor’s Shares for resale pursuant to Section 7. In such event, Investor also agrees that, without any liability under this Subscription Agreement, the Issuer may reject the Investor’s Subscription Amount prior to the Closing Date in the event the Investor fails to provide such additional information requested by the Issuer to evaluate the Investor’s eligibility or the Issuer’s determines that the Investor is not eligible. The Investor acknowledges that the Issuer may file a form of this Subscription Agreement with the SEC as an exhibit to a Current Report on Form 8-K or a registration statement of Issuer.

(c)            The Investor acknowledges that the Issuer, the Company and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement, including Schedule A. Prior to the Closing, the Investor agrees to promptly notify the Issuer, the Company and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify the Issuer and the Company if they are no longer accurate in any respect). If the Issuer receives such notice from Investor, the Issuer will use commercially reasonable efforts to promptly notify the Placement Agents. The Investor acknowledges and agrees that each purchase by the Investor of Securities from the Issuer will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties in this Subscription Agreement (as modified by any such notice) by the Investor as of the time of such purchase contained in this Subscription Agreement. Prior to the Closing, the Issuer agrees to promptly notify the Investor if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 5 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality or Issuer Subscription Adverse Effect, in which case the Issuer shall notify the Investor if they are no longer accurate in any respect). The Issuer acknowledges and agrees that each sale by the Issuer of the Securities to the Investor will constitute a reaffirmation of their respective acknowledgments, understandings, agreements, representations and warranties in this Subscription Agreement (as modified by any such notice) as of the time of such purchase.

(d)            The Issuer, the Investor, the Company and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy of this Subscription Agreement to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered under this Subscription Agreement. The foregoing clause of this Section 9(d) shall not, however, give the Placement Agents any rights other than those expressly set forth in this Subscription Agreement.

(e)            All of the agreements, representations and warranties made by each party in this Subscription Agreement shall survive the Closing.

(f)            This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties. No failure or delay of either party in exercising any right or remedy under this Subscription Agreement shall operate as a waiver of such right or remedy. Nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties under this Subscription Agreement are cumulative and are not exclusive of any rights or remedies that the parties would otherwise have.

(g)            This Subscription Agreement (including Schedule A and Exhibits A, B and C) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of the Subscription Agreement. Except as set forth in Section 7 with respect to any indemnified person, Section 8, Section 9(c), Section 9(d), Section 9(f), this Section 9(g), the last sentence of Section 9(k) and Section 10 with respect to the persons specifically referenced in that Section, and Section 5, Section 6, Section 9(c), Section 9(d) and Section 10 with respect to the Placement Agents, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties, and their respective successors and assigns. The parties acknowledge and agree that only those persons specifically referenced in the preceding sentence are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(h)            Except as otherwise provided in this Subscription Agreement, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. The agreements, representations, warranties, covenants and acknowledgments contained in this Subscription Agreement shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)            If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired by such court and shall continue in full force and effect so long as this Subscription Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Subscription Agreement and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(j)            This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or any other form of electronic delivery (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)            The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. Consequently, the parties acknowledge and agree that a party shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement. In the event that an Investor fails to fund all or any portion of its Subscription Amount in accordance with Section 2(b) (a “Funding Default”) (any such Investor, a “Defaulting Investor”), the Issuer, the Company, and the Other Investors (other than any Defaulting Investors) (the “Non-Defaulting Investors”) shall have the right to recover from the Defaulting Investor (x) liquidated damages equal to two times (2x) the Defaulting Investor’s Subscription Amount (the “Damages Amount”), and (y) the reasonable out-of-pocket costs and expenses (including attorneys’ fees and disbursements) incurred by the party commencing a proceeding to enforce this Section 9(k) (the “Enforcement Costs”). For the avoidance of doubt, the Enforcement Costs shall be payable directly to the party that commenced the proceeding, in addition to and without reducing the Damages Amount. For the sake of clarity, the failure of the condition to closing set forth in Section 3(c)(vii) to occur does not excuse an Investor’s failure to fund in accordance with the Closing Notice at least three Business Days in advance of the Closing as such failure to fund in accordance with the Closing Notice at least three Business Days in advance of the Closing would constitute a breach of this Subscription Agreement for which the enforcement mechanism provided for by this Section 9(k) can be utilized. Any Non-Defaulting Investor seeking to enforce this Section 9(k) shall provide at least ten (10) days’ notice to the Issuer and the Company or, if the Closing has occurred, the Issuer, of such Non-Defaulting Investor’s intention to commence a proceeding. If, within such ten (10) day period, the Company or the Issuer notifies such Non-Defaulting Investor in writing that it intends to commence a proceeding, such Non-Defaulting Investor shall not separately commence a proceeding. Notwithstanding the foregoing, if the Company or the Issuer does not actually commence a proceeding within forty-five (45) days following receipt of such notice, such Non-Defaulting Investor (the “Enforcing Investor”) may commence its own proceeding to recover the Damages Amount and Enforcement Costs. The Damages Amount recovered shall be applied in the following order of priority: (a) first, to reimburse each Non-Defaulting Investor for its reasonable and documented out-of-pocket costs and expenses incurred in connection with the Transaction (including attorneys’ fees and disbursements) in the event that the Closing does not occur as a result of, or following, such Funding Default, (b) second, to pay to the Issuer the amount of the Subscription Amount and all other damages incurred by the Issuer attributable to the Funding Default, and in the event that the Closing does not occur as a result of, or following, such Funding Default, to reimburse the Company for any direct and incremental costs or expenses directly attributable to such Funding Default; and (c) third, the remainder shall be distributed to all Non-Defaulting Investors (including the Enforcing Investor) pro rata in accordance with their respective Subscription Amounts. The mechanism described in this Section 9(k) is intended to operate as a liquidated damages provision, since the damages to the Issuer, the Company, and the Non-Defaulting Investors resulting from a Funding Default are both significant and not easily susceptible to precise quantification. By entry into this Subscription Agreement, each Investor agrees that a Funding Default causes substantial harm that is difficult to quantify, that 2x the Subscription Amount is a reasonable pre-estimate of minimum damages, and irrevocably waives any defense that such amount is an unenforceable penalty. The parties also acknowledge and agree that the foregoing remedies are cumulative and shall be in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l)            If any change in the number, type or classes of authorized shares of the Issuer (including the Shares), other than as contemplated by the Merger Agreement, or any agreement contemplated by the Transaction, shall occur between the date of this Subscription Agreement and immediately prior to the Closing by reason of reclassification, recapitalization, share division or consolidation, exchange or readjustment of shares, or any share dividend, the number of Shares issued to the Investor and per share purchase price shall be appropriately adjusted to reflect such change.

(m)            This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related), including matters of validity, construction, effect, performance and remedies.

(n)            Each party under this Subscription Agreement, and any person asserting rights as a third party beneficiary in accordance with Section 9(g) may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated under this Subscription Agreement or any related document (“Legal Dispute”) shall be brought exclusively in the federal and state courts sitting in the Borough of Manhattan in the City of New York within the State of New York (collectively the “Chosen Courts”). Each party under this Subscription Agreement consents to the jurisdiction of the Chosen Courts in any such suit, action or proceeding. To the fullest extent permitted by law, each party irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the Chosen Courts or that any such suit, action or proceeding that is brought in the Chosen Courts has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 9(n) is pending before the Chosen Courts, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of the Chosen Courts. Each party and any person asserting rights as a third party beneficiary may do so only if he, she or it waives, and shall not assert as a defense in any Legal Dispute, that: (a) such party is not personally subject to the jurisdiction of the Chosen Courts for any reason; (b) such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts; (c) such party’s property is exempt or immune from execution; (d) such action, suit or proceeding is brought in an inconvenient forum; or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 9(n) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS SUBSCRIPTION AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(o)            The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Securities may be pledged by Investor in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and Investor effecting a pledge of Securities shall not be required to provide the Issuer with any notice thereof or otherwise make any delivery to the Issuer pursuant to this Subscription Agreement. The Issuer hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by Investor.

(p)            Any notice or communication required or permitted under this Subscription Agreement to any Investor shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page. Any such communication or notice shall be deemed to be given and received: (i) when so delivered personally; (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email; or (iii) three Business Days after the date of mailing to the address below or to such other address or addresses as the Investor may hereafter designate by notice to the Issuer.

If to the Issuer, to:

Texas Ventures Acquisition III Corp

1012 Springfield Avenue

Mountainside, NJ 07092

Attn: Legal Department

E-mail: [***]

with a copy (which will not constitute notice) to:

DLA Piper LLP (US)

555 Mission Street, Suite 2400

San Francisco, CA 94105

Attn: Curtis L. Mo; Jeffrey C. Selman

Email: curtis.mo@us.dlapiper.com; Jeffrey.Selman@us.dlapiper.com

If to the Company, to:

Plus Automation, Inc.

3315 Scott Boulevard, Suite 300

Santa Clara, CA 95054

Attn: David Liu

Email: [***]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.
701 Fifth Avenue, Suite 5100
Seattle, WA 98104-7036
Attn: Michael Nordtvedt; Jeana S. Kim; Remi P. Korenblit
E-mail: mnordtvedt@wsgr.com; jskim@wsgr.com; rkorenblit@wsgr.com

10.            Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, and is expressly disclaiming reliance on any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, and their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Issuer expressly contained in this Subscription Agreement, in making its investment or decision to invest in the Issuer. The Investor acknowledges and agrees that none of (i) any Other Investor pursuant to any Other Subscription Agreements related to the private placement of the Securities (including such Other Investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any party to the Merger Agreement or any Non-Party Affiliate (as defined below) other than the Issuer as expressly provided for in this Subscription Agreement, shall have any liability to the Investor, or to any Other Investor, pursuant to, arising out of or relating to: (x) this Subscription Agreement or any Other Subscription Agreements related to the private placement of the Securities or other equity securities; (y) the negotiation of this Subscription Agreement, its subject matter or the private placement of the Securities; or (z) the transactions contemplated under this Subscription Agreement or under any Other Subscription Agreements related to the private placement of the Securities or other equity securities. Without limiting the generality of the foregoing, the prohibition on liability set forth in the preceding sentence shall apply only to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with: (i) the purchase of the Securities or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement; (ii) any written or oral representations made or alleged to be made in connection with this Subscription Agreement, as expressly provided in this Subscription Agreement; or (iii) any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer, the Company, the Placement Agents or any Non-Party Affiliate concerning the Issuer, the Company, the Placement Agents, any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated under this Subscription Agreement. “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equity holder or affiliate of the Issuer, the Company, the Placement Agents or any of the Issuer’s, the Company’s or the Placement Agents’ controlled affiliates or any family member of the foregoing.

11.            Disclosure. The Investor agrees to treat all information received in connection with the Transaction as confidential until a Current Report on Form 8-K announcing, among other things, the execution of the Merger Agreement (the “Disclosure Document”) is publicly filed by the Issuer with the SEC (the “Disclosure Time”), which, to the extent not previously disclosed, shall disclose all material terms of the transactions contemplated under this Subscription Agreement and by the Other Subscription Agreements, the Pre-Paid Forward Purchase Agreement and the Merger Agreement, the Transaction and any other material, nonpublic information that the Issuer, the Company or any of their respective officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agents have provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the knowledge of the Issuer, the Investor shall not be in possession of any material, non-public information received from the Issuer, the Company or any of their respective officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agents. Upon the Disclosure Time, the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Issuer or any of its affiliates, officers, directors, employees or agents, including, without limitation, the Placement Agents, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, neither the Issuer nor the Company shall publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except: (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities; (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Issuer’s securities are listed for trading; or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 11. Prior to any disclosure permitted under the preceding sentence, to the extent permitted under law, each of the Issuer and the Company shall use commercially reasonable efforts to provide the Investor with prior written notice of such disclosure and shall reasonably consult with the Investor regarding such disclosure.

12.            Additional Agreements.

(a)            Subject to Section 11, none of the Issuer, the Company nor any of their respective controlled affiliates and subsidiaries (if any) (collectively, the “Company Group”) shall identify, nor permit any of its employees, agents or representatives to identify, the Investor (whether in connection with the Issuer or the Company or in the Investor’s capacity as an investor in Issuer and/or the Company) in any written or oral public communications or issue any press release or other disclosure of the Investor’s name or the name of any of its affiliates, or any derivative of any of the foregoing names (collectively, the “Investor Names”), in each case except: (i) as authorized in writing by the Investor in each such instance (electronic mail to suffice); or (ii) as required by applicable law, legal process or regulatory request (“Applicable Law”). Subject to Section 11, if disclosure is required pursuant the preceding sentence, the disclosing member of the Company Group will, as soon as practicable, notify the Investor of such requirement (except where prohibited by Applicable Law) so that the Investor (or its applicable affiliate) may seek a protective order or other appropriate remedy prior to such disclosure. Notwithstanding the foregoing, the Issuer and the Company may make disclosures to an auditor or governmental or regulatory authority pursuant to any routine investigation, inspection, examination or inquiry without providing the Investor with any notification thereof, unless the Investor is the subject of any such investigation, inspection, examination or inquiry (in which case the preceding sentence shall govern).

(b)            The Issuer, on behalf of itself and the other Company Parties (as defined below), acknowledges and agrees that the acquisition of the Securities and the execution and adoption of this Subscription Agreement are not intended to establish, and shall not establish, an investment advisory relationship by and among, (i) on the one hand, the Investor or any affiliate, or any of its or their members, owners, partners, officers, directors, employees, agents or representatives (each, an “Investor Party”), and (ii) on the other hand, any member of the Company Group or any of their respective officers, directors, shareholders, partners, members, employees, agents or representatives (each, a “Company Party”), whereby any Investor Party serves as an investment adviser to any Company Party or that would otherwise result in any Investor Party meeting the definition of an investment adviser in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended, with respect to any Company Party. Further, the Issuer, on behalf of itself and the other Company Parties, acknowledges and agrees that the Company Parties are not relying upon any Investor Party for investment advice, analysis or recommendations regarding any investment or potential investment.

(c)            From the date hereof until the Standstill Termination Date, the Issuer shall not, without the prior written consent of YA II PN, Ltd., issue, enter into any agreement to issue or announce the issuance of any shares of Common Stock, or Common Stock Equivalents, in each case other than an Exempt Issuance. “Exempt Issuance” shall mean (a) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction; (b) shares of Common Stock, Options or Convertible Securities issued to employees or directors of, or consultants or advisors to, the Issuer or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the board of directors of the Issuer or a committee thereof; (c) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the board of directors of the Issuer or a committee thereof; (d) shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another corporation by the Issuer by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement approved by the board of directors of the Issuer or a committee thereof; (e) shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the board of directors of the Issuer or a committee thereof; (f) shares of Common Stock, Options or Convertible Securities issued in a transaction for which an adjustment pursuant to Section 3 of the Warrant Certificate (other than Section 3(b) thereof) occurs; (g) shares of Common Stock, Options or Convertible Securities sold in secondary transactions for the account of a securityholder of the Issuer; (h) securities issued prior to the second anniversary of the Initial Exercise Date (as defined in the Warrant Certificate) pursuant to any agreement for an at-the-market offering, or an agreement for an equity line of credit, standby equity purchase agreement or similar financing agreement that the Issuer enters into prior to the second anniversary of the Initial Exercise Date; (i) securities issued or issuable pursuant to the Subscription Agreements or the Merger Agreement and securities issued or issuable upon the exercise or exchange of or conversion of any securities issued pursuant to the Subscription Agreement or the Merger Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Closing Date, provided that such securities have not been amended since the Closing Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share consolidations, share divisions and automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such securities) or to extend the term of such securities; or (j) the Underlying Shares (as defined in the Warrant Certificate); provided that any such Exempt Issuance described in (a)-(g) shall not include a transaction in which the Issuer is issuing securities primarily for the purpose of raising capital, including issuances under an at-the-market offering, equity line of credit, standby equity purchase agreement or similar financing agreement (unless such issuances under an at-the-market offering, equity line of credit, standby equity purchase agreement or similar financing agreement occurs prior to the second anniversary of the Initial Exercise Date).

(d)            Other than pursuant to a Pre-Paid Forward Purchase Agreement, the Investor hereby acknowledges and agrees that it will not, and will cause each affiliate and each person acting at the Investor’s or its affiliates’ direction or pursuant to any understanding with the Investor or its affiliates to not, directly or indirectly offer, sell, pledge, contract to sell or sell any option to purchase, or engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, in each case that result in the Investor having a net short cash position in respect of the Securities or any securities of the Issuer from the date hereof until the Standstill Termination Date (or such earlier termination of this Subscription Agreement in accordance with its terms). For the avoidance of doubt, nothing contained herein shall prohibit the Investor from (i) any purchase of securities by the Investor, its affiliates or any person or entity acting on behalf of the Investor or any of its affiliates in an open market transaction after the execution of this Subscription Agreement, or (ii) any sale (including the exercise of any redemption right or pursuant to a Pre-Paid Forward Purchase Agreement) of securities of the Issuer (A) held by the Investor, its affiliates or any person or entity acting on behalf of the Investor or any of its affiliates prior to the execution of this Subscription Agreement or (B) purchased by the Investor, its affiliates or any person or entity acting on behalf of the Investor or any of its affiliates in an open market transaction after the execution of this Subscription Agreement. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with the Investor that have no knowledge of this Subscription Agreement or of the Investor’s participation in the Transaction (including the Investor’s affiliates, as applicable) from entering into any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Subscription Agreement and/or makes investments decisions with respect to the Securities held by the Investor.

13.            Definitions. In addition to the terms defined elsewhere in this Subscription Agreement, the following terms have the meanings set forth in this Section 13:

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities” means the Notes, the Conversion Shares, the Warrants and the Warrant-Related Shares.

“Standstill Termination Date” shall mean the date that is six months from the effective date of the Registration Statement.

“Warrant Certificate” means the warrant certificate evidencing the Warrants subscribed hereby in the form set forth in Exhibit C to this Subscription Agreement.

“Warrants” means, collectively, the warrants (each, a “Warrant”) delivered to the Investor at the Closing in accordance with the terms of this Subscription Agreement, each such Warrant exercisable for the purchase of one share of Common Stock at an exercise price of $12.00 per share, subject to a reset provision, which Warrants shall be exercisable immediately and have a term of exercise equal to five years, in the form of the Warrant Certificate and subject to adjustment and reset as set forth therein.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Securities are to be registered (if different):	Date:

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Email:

Principal amount of Note at issuance: $________________

OID purchase price: $________________

(90% of principal amount of Note at issuance)

Number of Warrant Shares Subscribed: ________________

(Principal amount of Note at issuance ÷ $12.00)

☐	Investor IS a Foreign Person
☐	Investor IS NOT a Foreign Person

☐	If at any time the Investor would beneficially own shares of Common Stock representing in excess of (Circle One:) [4.9][9.9][19.9]% of the outstanding shares of Common Stock, Investor elects to be subject to the “Beneficial Ownership Limitation” set forth in Section 2(f) of the Warrant Certificate (including with respect to the conversion of the Note).

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, each of the Issuer and the Company has accepted this Subscription Agreement as of                , 2026.

TEXAS VENTURES ACQUISITION III CORP

By:
Name: Troy Rillo
Title: Chief Executive Officer

PLUS AUTOMATION, INC.

By:
Name:
Title:

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by the Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Investor must check the applicable box in either Section A, Section B or Section C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs)

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”)

☐	We are subscribing for the Securities as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs)

☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

☐	We are not a natural person.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of USD 5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of USD 5,000,000;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of USD 5,000,000; or

☐	Any trust with assets in excess of USD 5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person.

C.	QUALIFIED PURCHASER STATUS

(Please check the applicable box)

☐	A corporation, partnership, limited liability company, trust or other organization that: (i) was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in the Issuer, and less than 40% of the assets of which will consist of interests in the Issuer (calculated as of the time of the Investor’s execution of this Subscription Agreement); (ii) owns not less than USD 5,000,000 in investments; and (iii) is owned directly or indirectly solely by or for two or more natural persons who are related as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons.

☐	A trust: (i) that is not described in paragraph (3) of this Section C; (ii) that was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in the Issuer, and less than 40% of the assets of which will consist of interests in the Issuer (calculated as of the time of the Investor’s execution of this Subscription Agreement); and (iii) with respect to which each of the settlors and other contributors of assets, trustees, and other authorized decision makers is a person described in paragraph (1), (2) or (3) of this Section C.

☐	An entity that: (i) was not organized or reorganized and is not operated for the specific purpose of acquiring the interest or any other interest in the Issuer, and less than 40% of the assets of which will consist of interests in the Issuer (calculated as of the time of the Investor’s execution of this Subscription Agreement); and (ii) has discretionary investment authority with regard to at least USD 25,000,000 of investments, whether for its own account or for the account of other persons that are themselves accurately described by one or more other paragraphs of this Section C.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.

EXHIBIT A

FORM OF FLOATING RATE SENIOR CONVERTIBLE PIK NOTE

(attached hereto)

SENIOR CONVERTIBLE PIK NOTE

Original Principal Amount: $[_______]

Purchase Price: $[_______]

Dated: [__], 2026

FOR VALUE RECEIVED, PlusAI Holdings, Inc., a Delaware corporation (the “Company”), hereby promises to pay to [____________] or its registered assigns (the “Holder”), or order, the principal sum of $[_______] (as such amount may be increased by the capitalization of PIK Interest in accordance with Section 2.2(b), the “Outstanding Principal Amount”), together with all accrued and unpaid interest thereon (including capitalized PIK Interest) and all other amounts payable hereunder, in accordance with the terms and conditions set forth in this Senior Convertible PIK Note (this “Note”). This Note is being issued at an original issue discount of 10%.

This Note is issued pursuant to, and subject to the terms and conditions of, that certain Subscription Agreement, dated as of [__], 2026 (the “Purchase Agreement”), by and between the Company and the Holder. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

This Note is not issued under an indenture. No trustee, note registrar, or paying agent has been appointed with respect to this Note. All administrative, registrar, and calculation functions that a trustee or note registrar would customarily perform are performed directly by the Company or by the Calculation Agent, as set forth herein.

This Note is one of a series of Senior Convertible PIK Notes issued by the Company pursuant to the Purchase Agreement in an aggregate original principal amount not to exceed $100,000,000, the net proceeds of which (representing up to $90,000,000 after giving effect to the original issue discount) shall be used by the Company for general corporate and working capital purposes. This Note is being issued substantially concurrently with, and the parties acknowledge that the Original Issue Date is intended to be the date of, the closing of the Business Combination.

TABLE OF CONTENTS

TABLE OF CONTENTS
(continued)

Article I — DEFINITIONS

As used in this Note, the following terms shall have the meanings set forth below:

“Accrued Value” means as of any date of determination, the sum of (i) the Outstanding Principal Amount, plus (ii) all accrued and unpaid Cash Interest as of such date, plus (iii) all other amounts then due and payable under this Note. For the avoidance of doubt, the Accrued Value shall be used as the base amount for purposes of calculating the Put Price, the Issuer Call Price, the Fundamental Change Put Price, amounts due upon an Event of Default, and amounts due upon acceleration of this Note.

“Affiliate” means with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Business Combination” means the transactions contemplated by that certain business combination agreement (however titled, including any agreement and plan of merger) by and among SPAC and the other parties thereto, pursuant to which SPAC will consummate its initial business combination, as such agreement may be amended, restated, or supplemented from time to time.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

“Calculation Agent” means initially, Yorkville, or such successor Calculation Agent as may be appointed in accordance with Section 3.9. If the Company serves as Calculation Agent, it shall be subject to the dispute resolution provisions of Section 3.10.

“Cash Interest” has the meaning set forth in Section 2.2(a).

“Cash Interest Rate” means 8.00% per annum.

“Closing Price” means on any Trading Day, the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid price and the closing ask price per share, or, if more than one in either case, the average of the average closing bid prices and the average closing ask prices per share) of the Common Stock on such Trading Day as reported on the Principal Market. If the Common Stock is not listed on a national securities exchange on the relevant date, the “Closing Price” shall be the last quoted bid price for a share of Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Closing Price” shall be determined in good faith by the Board of Directors, subject to Section 3.10.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company, subject to Section 3.7(g).

“Company” has the meaning set forth in the preamble to this Note.

“Conversion Date” has the meaning set forth in Section 3.2(b).

“Conversion Price” means, as of any Conversion Date or other date of determination, 95% of the lowest daily VWAP of the Common Stock during the five (5) consecutive Trading Days immediately preceding such Conversion Date or other date of determination; provided that in no event shall the Conversion Price be less than the Conversion Price Floor.

1

“Conversion Price Floor” means $5.00 per share, subject to Section 3.7(j) and to equitable adjustment for stock splits, stock dividends, combinations, reclassifications, and similar events pursuant to Section 3.7. Notwithstanding the foregoing, the Company may reduce the Conversion Price Floor to any amount set forth in a written notice to the Holder; provided that (i) any such reduction shall be irrevocable and shall not be subject to increase thereafter, (ii) any such reduction shall apply equally and simultaneously to the Conversion Price Floor of each then outstanding Senior Convertible PIK Note, and (iii) the Company shall not reduce the Conversion Price Floor of any Senior Convertible PIK Note unless it simultaneously reduces the Conversion Price Floor of all other then-outstanding Senior Convertible PIK Notes by the same amount or to the same level.

“Conversion Rate” means as of any date of determination, a number of shares of Common Stock equal to the quotient obtained by dividing (i) $1,000 by (ii) the Conversion Price then in effect. For the avoidance of doubt, the Conversion Rate shall be subject to adjustment pursuant to Section 3.7.

“Convertible Securities” means any shares or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock, and any securities of the Company that when paired with one or more other securities of the Company or another entity entitles the holder thereof to receive shares of Common Stock.

“Conversion Shares” means the shares of Common Stock issuable upon any conversion of this Note pursuant to Article III or Article V.

“Default Interest Rate” means the applicable interest rate (whether Cash Interest Rate or PIK Interest Rate) plus 2.00% per annum.

“De-SPAC Close” means the date on which the closing of the Business Combination occurs. The parties acknowledge that the De-SPAC Close is intended to occur substantially concurrently with, and for all purposes of this Note shall be deemed to be, the Original Issue Date.

“Dilutive Issuance” has the meaning set forth in Section 3.7(j).

“Equity Conditions” means, as of any date of determination, that each of the following conditions is satisfied: (i) the Registration Statement covering the resale of all Conversion Shares is effective and available for use by the Holder; (ii) the Common Stock is listed on a Principal Market without threatened or pending suspension or delisting; (iii) no Event of Default has occurred and is continuing; (iv) the Company is in material compliance with all conversion and share-delivery obligations under this Note; (v) the issuance of shares upon conversion would not exceed the Exchange Cap (or the requisite stockholder approval has been obtained); and (vi) no governmental authority has issued any order, injunction, or decree prohibiting the transactions contemplated hereby.

“Event of Default” has the meaning set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

“Exempt Issuance” means (a) shares of Common Stock, Options, or Convertible Securities issued to banks, equipment lessors, or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing, or real property leasing transaction; (b) shares of Common Stock, Options, or Convertible Securities issued to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to a plan, agreement, or arrangement approved by the Board of Directors or a committee thereof; (c) shares of Common Stock, Options, or Convertible Securities issued to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors or a committee thereof; (d) shares of Common Stock, Options, or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization or to a joint venture agreement approved by the Board of Directors or a committee thereof; (e) shares of Common Stock, Options, or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing, or other similar agreements or strategic partnerships approved by the Board of Directors or a committee thereof; (f) shares of Common Stock, Options, or Convertible Securities issued in a transaction for which an adjustment pursuant to Section 3.7 (other than Section 3.7(j) (Full-Ratchet Adjustment for Dilutive Issuances)) occurs; (g) shares of Common Stock, Options, or Convertible Securities sold in secondary transactions for the account of a securityholder of the Company; (h) securities issued prior to the second anniversary of the Original Issue Date pursuant to any agreement for an at-the-market offering, or an agreement for an equity line of credit, standby equity purchase agreement, or similar financing agreement that the Company enters into prior to the second anniversary of the Original Issue Date; or (i) securities issued or issuable pursuant to the Purchase Agreement or the Business Combination, and securities issued upon the exercise, exchange, or conversion of any securities issued pursuant to the Purchase Agreement or the Business Combination and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Original Issue Date, provided that such securities have not been amended since the Original Issue Date to increase the number of such securities or to decrease the exercise price, exchange price, or conversion price of such securities (other than in connection with share consolidations, share divisions, and automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such securities) or to extend the term of such securities; provided, further, that any Exempt Issuance described in clauses (a) through (g) shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital, including issuances under an at-the-market offering, equity line of credit, standby equity purchase agreement, or similar financing agreement (unless such issuances under an at-the-market offering, equity line of credit, standby equity purchase agreement, or similar financing agreement occur prior to the second anniversary of the Original Issue Date).

2

“Fundamental Change” means the occurrence of any of the following after the Original Issue Date: (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Company, its wholly-owned Subsidiaries, and any Permitted Holders, files a Schedule TO (or any successor schedule, form, or report) or any schedule, form, or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of Common Stock representing more than 50% of the total voting power of the Common Stock; (b) the consummation of (i) any recapitalization, reclassification, or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property, or assets; (ii) any share exchange, consolidation, or merger of the Company pursuant to which the Common Stock will be converted into or exchanged for cash, securities, or other property or assets; or (iii) any sale, lease, or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction or series of transactions described in this clause (b) shall not constitute a “Fundamental Change” if at least 90% of the consideration received or to be received by holders of Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to statutory appraisal rights) consists of shares of common stock (or American depositary receipts representing such shares) that are listed or quoted on the New York Stock Exchange, the Nasdaq Global Select Market, or the Nasdaq Global Market (or any of their respective successors), or that will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, in which case such transaction shall instead constitute a Share Exchange Event; (c) the Common Stock ceases to be listed or quoted on any Principal Market (if then listed or quoted); or (d) a “going private” transaction under Rule 13e-3 of the Exchange Act or any tender offer or exchange offer for the Common Stock that, upon consummation, would result in any Person owning more than 50% of the outstanding shares of Common Stock. Any event, transaction, or series of related transactions that would constitute a Fundamental Change under both clause (a) and clause (b) above (determined without regard to the proviso in clause (b)) shall be deemed to be a Fundamental Change solely under clause (b) above, and shall be subject to the proviso set forth therein. Notwithstanding the foregoing, the Business Combination shall not constitute a “Fundamental Change” hereunder.

“Fundamental Change Put Date” has the meaning set forth in Section 5.3(b).

“Fundamental Change Put Notice” has the meaning set forth in Section 5.3(a).

“Fundamental Change Put Price” has the meaning set forth in the following table, as of the applicable Fundamental Change Put Date:

Fundamental Change Put Date (Period)	Fundamental Change Put Price (% of Accrued Value)
From the Original Issue Date to (but excluding) the second anniversary of the Original Issue Date	130%
On and after the second anniversary of the Original Issue Date (including on and after the Maturity Date)	120%

“Guaranty” means each guaranty by a Guarantor of the Company’s obligations under this Note pursuant to the Guaranty Agreement, whether delivered on the date hereof or thereafter pursuant to Section 6.1(j).

3

“Guaranty Agreement” means that certain Global Guaranty Agreement, dated as of the date hereof, executed by the Guarantors in favor of the holders of the Company’s Senior Convertible PIK Notes (including the Holder), as such agreement may be amended, restated, or supplemented from time to time.

“Guarantor” means each Subsidiary of the Company that has executed and delivered a Guaranty pursuant to the Guaranty Agreement, consisting of all of the Company’s Subsidiaries existing on the date hereof and any Person that in the future becomes a Subsidiary of the Company and delivers a Guaranty in accordance with Section 6.1(j).

“Holder” has the meaning set forth in the preamble to this Note and shall include any permitted transferee or assignee that becomes a registered holder in accordance with the terms hereof.

“Indebtedness” means with respect to any Person, without duplication: (i) all obligations for borrowed money; (ii) all obligations evidenced by bonds, debentures, notes, or similar instruments; (iii) all obligations in respect of letters of credit, bankers’ acceptances, or similar credit transactions; (iv) all obligations under capitalized leases; (v) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business); (vi) all Indebtedness of others secured by a lien on any asset of such Person, whether or not assumed; and (vii) all guarantees of Indebtedness of others.

“Interest Election” has the meaning set forth in Section 2.2(c).

“Interest Make-Whole Amount” has the meaning set forth in Section 3.4(a).

“Interest Payment Date” means each monthly anniversary date of the Original Issue Date (or, if such date does not occur in a given month or is not a Business Day, the next succeeding Business Day), through and including the Maturity Date, with interest payable monthly in arrears on each such date.

“Issuer Call Price” means as of any Redemption Date, an amount equal to the applicable Redemption Premium multiplied by the Accrued Value as of such Redemption Date, as set forth in Section 4.1(b).

“Lien” means any mortgage, lien, pledge, charge, security interest, encumbrance, or other similar restriction.

“Make-Whole Conversion Rate” has the meaning set forth in Section 3.5.

“Make-Whole Fundamental Change” means any transaction or event that would constitute a Fundamental Change under clause (b) of the definition thereof, determined after giving effect to any exceptions to, or exclusions from, such definition, but without regard to the proviso contained in such clause (b).

“Maturity Conversion Price” has the meaning set forth in Section 5.2(b).

“Market Disruption Event” means, with respect to any date, the occurrence or existence of any suspension or material limitation imposed on trading in the Common Stock on the Principal Market (whether by reason of movements in price exceeding limits permitted by the Principal Market or otherwise) during the one-half hour period ending at the scheduled close of trading on such date on the Principal Market.

“Maturity Date” means the date that is the fifth anniversary of the De-SPAC Close, subject to earlier conversion, redemption, or repurchase in accordance with the terms of this Note.

“New Issuance Price” has the meaning set forth in Section 3.7(j).

“Note Register” has the meaning set forth in Section 9.1(a).

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“Option Value” means the value of an Option based on the Black-Scholes option pricing model obtained from the “OV” function on Bloomberg, determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced, or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination; (ii) an expected volatility equal to the greater of 40% and the 100-day volatility obtained from the “HVT” function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced; (iii) an underlying price per share equal to the highest weighted average price of the shares of Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced, or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced; (iv) a zero cost of borrow; and (v) a 360-day annualization factor; provided, however, that in case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, in no event shall the Option Value exceed a fraction of the aggregate consideration received (excluding the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities) equal to (1) the number of shares of Common Stock underlying such Option divided by (2) the total number of shares of Common Stock issued or issuable in the integrated transaction (including the number of shares underlying such Option).

“Optional Conversion” has the meaning set forth in Section 3.1.

“Options” means any rights, warrants, or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Original Issue Date” means the date of the De-SPAC Close.

“Outstanding Principal Amount” means the original principal amount of this Note, as increased from time to time by the capitalization of PIK Interest pursuant to Section 2.2(b), and as decreased from time to time by any partial conversions or partial redemptions.

“Permitted Holders” means, collectively, (i) SPAC’s sponsor in connection with the Business Combination and their respective Affiliates as of the Original Issue Date, and (ii) any Person who, together with its Affiliates, is the beneficial owner of Common Stock representing more than 50% of the total voting power of the Common Stock immediately following the De-SPAC Close, together in each case with their respective Affiliates.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof, or any other entity.

“PIK Interest” has the meaning set forth in Section 2.2(b).

“PIK Interest Rate” means 10.00% per annum.

“Principal Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or the OTC Markets, as applicable, or any successor thereto on which the Common Stock is then listed, quoted, or traded.

“Proceeds” means, in respect of any Dilutive Issuance: (a) in the case of an issuance by the Company of new shares of Common Stock (in each case other than upon exercise of rights of conversion into, or exercise or exchange for, or the right to otherwise acquire, any shares of Common Stock issuable pursuant to Options and Convertible Securities), the aggregate amount of the gross proceeds received by the Company in respect of such Dilutive Issuance; and (b) in the case of an issuance of Options and Convertible Securities, the aggregate amount of consideration received or receivable by the Company determined in accordance with Section 3.7(j)(i)(1).

“Purchase Agreement” has the meaning set forth in the recitals to this Note.

“Put Date” has the meaning set forth in Section 5.1(b).

“Put Election Window” has the meaning set forth in Section 5.1(a).

“Put Price” means 100% of the Accrued Value as of the applicable Put Date.

“Put Right” has the meaning set forth in Section 5.1(a).

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“Qualifying Offering” means an offering pursuant to which the Company sells (or is deemed to sell) Common Stock primarily for the purpose of raising capital, including issuances under an at-the-market offering, equity line of credit, standby equity purchase agreement, or similar financing agreement (unless such issuances occur prior to the second anniversary of the Original Issue Date under an at-the-market offering, equity line of credit, standby equity purchase agreement, or similar financing agreement entered into prior to the second anniversary of the Original Issue Date); provided, for the avoidance of doubt, that a Qualifying Offering shall exclude any Exempt Issuance.

“Redemption Date” means each date fixed for redemption of this Note (in whole or in part) pursuant to Article IV.

“Redemption Notice” has the meaning set forth in Section 4.2(a).

“Redemption Notice Period” has the meaning set forth in Section 4.4(a).

“Redemption Premium” has the meaning set forth in Section 4.1(b).

“Redemption Value Shortfall” has the meaning set forth in Section 4.4(b).

“Reference Property” means, with respect to any Share Exchange Event, the kind and amount of cash, securities, or other property or assets (per share of Common Stock) receivable upon such Share Exchange Event by a holder of one share of Common Stock that has not exercised any rights of election with respect thereto; provided that if the holders of Common Stock are entitled to make such an election, “Reference Property” shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock that make such an election.

“Registration Statement” means any registration statement on Form S-1 (or any successor form) filed by the Company with the SEC in accordance with the Purchase Agreement, to register the resale of the Conversion Shares and the shares of Common Stock issuable upon exercise of the Warrants, as such registration statement may be amended, supplemented, or replaced from time to time.

“Required Holders” means the holders of a majority of the aggregate Outstanding Principal Amount of the Company’s Senior Convertible PIK Notes; provided, that for so long as Yorkville is a holder of any Senior Convertible PIK Note, the Required Holders must include Yorkville.

“SEC” means the U.S. Securities and Exchange Commission.

“Settlement at Maturity” has the meaning set forth in Section 5.2(a).

“Share Exchange Event” means any recapitalization, reclassification, or change of the Common Stock, or any consolidation, merger, share exchange, or combination involving the Company, or any sale, conveyance, or other transfer of all or substantially all of the consolidated assets of the Company and its Subsidiaries, in each case as a result of which the Common Stock would be converted into, or exchanged for, Reference Property, including any such transaction that is excluded from the definition of “Fundamental Change” pursuant to the proviso in clause (b) thereof.

“SPAC” means Texas Ventures Acquisition III Corp.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person, or (ii) if a limited liability company, partnership, association, or other business entity, a majority of the equity interests thereof is at the time owned or controlled, directly or indirectly, by that Person.

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on the Principal Market, and (ii) a Closing Price for the Common Stock is available on such day. If the Common Stock is not listed or quoted on a Principal Market, “Trading Day” means a Business Day.

“Valuation Event” has the meaning set forth in Section 3.7(j)(iii)(2).

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“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity, warrants, or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such security, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) enters into or effects any agreement, including but not limited to an “equity line of credit,” “ATM agreement” or other continuous offering or similar offering of Common Stock, or (iii) enters into or effects any forward purchase agreement, equity pre-paid forward transaction or other similar offering of securities where the purchaser of securities of the Company receives an upfront or periodic payment of all, or a portion of, the value of the securities so purchased, and the Company receives proceeds from such purchaser based on a price or value that varies with the trading prices of the Common Stock.

“VWAP” means for any Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the Common Stock (or its equivalent successor) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day, or, if such price is not available, the market value of one share of Common Stock on such Trading Day as determined in good faith by the Board of Directors using a volume-weighted method reasonably equivalent thereto, subject to Section 3.10.

“Warrant” means any warrant to purchase shares of Common Stock issued to the Holder (or its Affiliates) pursuant to the Purchase Agreement, as such warrant may be amended, restated, or replaced from time to time.

“Yorkville” means YA II PN, Ltd. and its Affiliates.

Article II — THE NOTE; INTEREST; PAYMENTS

Section 2.1. Principal; Maturity.

The Company hereby unconditionally promises to pay to the Holder the Accrued Value of this Note in cash on the Maturity Date, unless earlier converted, redeemed, or repurchased in accordance with the terms hereof. Notwithstanding the foregoing, the obligation to pay the Accrued Value in cash at maturity is subject to, and shall be satisfied in accordance with, the maturity mechanics set forth in Article V, pursuant to which the Holder may elect to receive the Put Price in cash during the Put Election Window, failing which the payment of the Accrued Value shall automatically be satisfied through the issuance of Common Stock as provided in Section 5.2.

Section 2.2. Interest.

(a) Cash Interest. This Note shall bear interest on the Outstanding Principal Amount at the Cash Interest Rate (8.00% per annum) (“Cash Interest”), computed on the basis of a 360-day year consisting of twelve 30-day months, payable in arrears on each Interest Payment Date to the Holder of record as of the close of business on the fifth calendar day preceding such Interest Payment Date (whether or not a Business Day).

(b) PIK Interest. In addition to (or, to the extent elected in lieu of Cash Interest pursuant to Section 2.2(c), in replacement of) Cash Interest, this Note shall bear interest on the Outstanding Principal Amount at the PIK Interest Rate (10.00% per annum) (“PIK Interest”), computed on the basis of a 360-day year consisting of twelve 30-day months. PIK Interest shall be capitalized and added to the Outstanding Principal Amount on each Interest Payment Date automatically (without any action required by the Holder and without the issuance of any additional note or instrument), such that the Outstanding Principal Amount shall be increased on each Interest Payment Date by the amount of PIK Interest that has accrued during the immediately preceding interest period. Each such capitalization shall be effective as of the applicable Interest Payment Date and the increased Outstanding Principal Amount shall bear interest at both the Cash Interest Rate and the PIK Interest Rate (as applicable based on the Interest Election then in effect) from and after such Interest Payment Date.

(c) Interest Election. With respect to each interest period, the Company shall have the right (the “Interest Election”) to elect, by delivering written notice to the Holder not less than five Business Days prior to the applicable Interest Payment Date, that interest for such interest period shall be paid as: (i) entirely Cash Interest at the Cash Interest Rate; (ii) entirely PIK Interest at the PIK Interest Rate (capitalized into the Outstanding Principal Amount); or (iii) a combination of Cash Interest and PIK Interest, specifying the percentage allocation between Cash Interest and PIK Interest (which percentages must sum to 100%). If no Interest Election notice is timely delivered for any interest period, interest for such period shall be paid entirely as PIK Interest at the PIK Interest Rate.

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(d) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the interest rates applicable to this Note shall automatically increase by 2.00% per annum (the “Default Interest Rate”), such that Cash Interest shall accrue at 10.00% per annum and PIK Interest shall accrue at 12.00% per annum. Default interest shall accrue from the date of the Event of Default until such Event of Default is cured or waived.

(e) Accounting Treatment Acknowledgment. The parties acknowledge that the PIK Interest mechanics set forth in this Section 2.2 are intended to result in the capitalization of PIK Interest into the Outstanding Principal Amount without the issuance of any additional note, certificate, or instrument, and that the Outstanding Principal Amount of this Note as reflected on the books and records of the Company (and confirmed to the Holder pursuant to Section 2.3) shall at all times reflect the aggregate of (i) the original principal amount and (ii) all PIK Interest capitalized thereon through the date of determination. The Company shall maintain records sufficient to evidence the Outstanding Principal Amount at all times.

Section 2.3. Statements of Account.

Within five Business Days following each Interest Payment Date, the Company (or the Calculation Agent, if other than the Company) shall deliver to the Holder a written statement setting forth in reasonable detail: (i) the Outstanding Principal Amount as of such Interest Payment Date (after giving effect to any PIK Interest capitalized on such date); (ii) the amount of Cash Interest paid (or payable) on such date; (iii) the amount of PIK Interest capitalized on such date; (iv) the Accrued Value as of such date; and (v) the Conversion Rate then in effect. Each such statement shall be conclusive and binding upon the Holder absent manifest error, subject to the dispute resolution provisions of Section 3.10.

Section 2.4. Payments Generally.

(a) All payments of Cash Interest, and all payments of principal, premium (if any), and other amounts due under this Note, shall be made in lawful money of the United States of America in immediately available funds, by wire transfer to the account designated in writing by the Holder from time to time, without setoff, deduction, or counterclaim.

(b) If any payment date falls on a day that is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue for the period from and after the scheduled payment date to the date of such payment.

(c) Payments shall be applied first to accrued and unpaid Cash Interest, second to any other amounts then due and payable hereunder (other than principal), and third to the Outstanding Principal Amount.

Section 2.5. Ranking.

The obligations of the Company under this Note constitute direct, senior obligations of the Company, guaranteed by each Guarantor pursuant to the Guaranty. This Note shall rank (i) senior in right of payment to all existing and future subordinated Indebtedness of the Company, and (ii) senior in right of payment to all other existing and future unsecured Indebtedness of the Company (such priority, the “1st Ranking”), except for Indebtedness that is expressly permitted to rank senior to or pari passu with this Note pursuant to Section 6.2(a). The Company shall not incur, issue, or permit to exist any unsecured Indebtedness that by its terms ranks senior to, or pari passu in right of payment with, this Note, other than as expressly permitted under Section 6.2(a).

Section 2.6. Liquidation Preference.

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, or any assignment for the benefit of creditors, or any marshaling of the assets and liabilities of the Company, whether or not constituting an Event of Default hereunder, the Holder shall be entitled to receive payment in full of the Accrued Value (whether from the Company directly or pursuant to the Guaranties) before any distribution or payment is made in respect of (i) any Indebtedness of the Company that is subordinated in right of payment to this Note, (ii) any preferred stock or other equity securities of the Company, or (iii) the Common Stock or any other junior equity securities of the Company, and the Holder shall be entitled to share ratably, on the basis of the 1st Ranking described in Section 2.5, with the holders of any other Indebtedness of the Company ranking pari passu with this Note as expressly permitted under Section 6.2(a). For the avoidance of doubt, while this Note is guaranteed by each Guarantor pursuant to the Guaranty Agreement, this Section 2.6 does not create any Lien on, or security interest in, any assets of the Company or any Guarantor, and the Holder’s rights hereunder (and under each Guaranty) remain those of an unsecured creditor of the Company and each Guarantor, respectively, entitled solely to the payment priority set forth in Section 2.5, this Section 2.6 and the Guaranty Agreement.

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Article III — CONVERSION

Section 3.1. Optional Conversion by Holder.

At any time and from time to time on or after the Original Issue Date and prior to the close of business on the Business Day immediately preceding the Maturity Date (unless the Holder has exercised the Put Right pursuant to Section 5.1), the Holder shall have the right, at the Holder’s option, to convert all or any portion of the Outstanding Principal Amount of this Note (together with all accrued and unpaid Cash Interest thereon) into shares of Common Stock at the Conversion Rate then in effect (an “Optional Conversion”). Any partial conversion shall be in a minimum principal amount of $100,000 (or such lesser amount as shall equal the then-remaining Outstanding Principal Amount). Upon an Optional Conversion, the number of shares of Common Stock issuable shall be determined by dividing the portion of the Accrued Value being converted by the Conversion Price then in effect.

Section 3.2. Conversion Procedures.

(a) Notice of Conversion. To convert all or any portion of this Note, the Holder shall deliver to the Company (at its address for notices set forth in Section 10.8) a written notice of conversion (a “Conversion Notice”) in a form reasonably acceptable to the Company, duly executed by the Holder, specifying: (i) the portion of the Outstanding Principal Amount to be converted; (ii) the Conversion Date (which shall be a Business Day not earlier than the second Business Day following the date of delivery of the Conversion Notice); (iii) the name(s) in which the shares of Common Stock to be issued upon conversion are to be registered; and (iv) the address to which certificates (or evidence of book-entry transfer) for such shares shall be delivered.

(b) Conversion Date. The “Conversion Date” with respect to any conversion shall be the date specified in the Conversion Notice (provided that such date is a Business Day not earlier than the second Business Day following delivery of such Conversion Notice and not later than the 10th Business Day following delivery thereof). If the specified Conversion Date is not a Business Day, the Conversion Date shall be the next succeeding Business Day. The conversion shall be deemed to have been effected at the close of business on the Conversion Date, and the Person in whose name shares of Common Stock are to be issued shall be treated as the record holder of such shares as of the close of business on the Conversion Date.

(c) Delivery of Shares. The Company shall, as promptly as practicable but in no event later than three Trading Days after the Conversion Date (the “Share Delivery Deadline”), (i) issue and deliver (or cause to be delivered) to the Holder (or such other Person designated in the Conversion Notice) the number of shares of Common Stock to which the Holder is entitled upon such conversion, evidenced by a book-entry credit to the Holder’s account at The Depository Trust Company (or a successor depositary) or, if reasonably requested by the Holder, by delivery of a physical stock certificate, and (ii) deliver to the Holder a revised statement of Outstanding Principal Amount reflecting the reduction resulting from such conversion.

(d) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion. In lieu of any fractional share, the Company shall pay to the Holder an amount in cash (computed to the nearest cent) equal to the product of (i) such fractional share and (ii) the Closing Price of the Common Stock on the Trading Day immediately preceding the Conversion Date.

(e) Partial Conversion. Upon any partial conversion of this Note, the Company shall make a notation on the Note Register (and shall provide written confirmation to the Holder) reflecting the reduction in the Outstanding Principal Amount resulting from such partial conversion. If a physical note has been issued, the Company shall, upon the request of the Holder, issue a new Note in the principal amount equal to the unconverted portion of the Outstanding Principal Amount following such partial conversion, and the original Note shall be surrendered to the Company for cancellation.

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(f) Taxes and Charges. The Company shall pay any documentary, stamp, or similar issue or transfer tax due on the issuance of shares of Common Stock upon conversion (other than any tax payable in respect of any transfer involved in the issuance of shares in a name other than that of the Holder).

Section 3.3. Share Reservation.

The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or shares of Common Stock held in treasury), free from preemptive rights, a number of shares of Common Stock sufficient to permit conversion of the entire Outstanding Principal Amount of this Note at the Conversion Rate then in effect (after giving effect to any adjustment pursuant to Section 3.7). The Company covenants that all shares of Common Stock issuable upon conversion of this Note shall, when issued, be duly authorized, validly issued, fully paid, and non-assessable, and shall be free of any Liens (other than transfer restrictions arising under applicable securities laws).

Section 3.4. Interest Make-Whole Upon Conversion.

(a) Interest Make-Whole. If the Holder elects to convert all or any portion of this Note at any time prior to the third anniversary of the Original Issue Date, the Company shall, in addition to delivering the shares of Common Stock issuable upon such conversion, pay to the Holder (in cash or, at the Company’s election and subject to the limitations set forth in Section 3.4(b), in shares of Common Stock) an “Interest Make-Whole Amount” equal to the present value, discounted at a rate equal to the then-applicable U.S. Treasury rate (interpolated, if necessary) plus 50 basis points, of the remaining scheduled Cash Interest payments that would have been payable on the portion of the Note being converted from the Conversion Date through the third anniversary of the Original Issue Date, assuming interest were paid entirely in cash at the Cash Interest Rate for such period.

(b) Stock Settlement of Make-Whole. If the Company elects to pay all or any portion of the Interest Make-Whole Amount in shares of Common Stock, the number of shares deliverable shall be equal to the quotient of (i) the portion of the Interest Make-Whole Amount to be paid in shares, divided by (ii) 95% of the arithmetic average of the VWAP per share of Common Stock over the five consecutive Trading Days ending on (and including) the Trading Day immediately preceding the Conversion Date. The Company shall deliver written notice to the Holder of any such stock settlement election on or prior to the Conversion Date. The Company represents and warrants that any shares of Common Stock issued in settlement of the Interest Make-Whole Amount shall be duly authorized, validly issued, fully paid, and non-assessable.

Section 3.5. Make-Whole Conversion Rate Adjustment Upon Make-Whole Fundamental Change.

If a Make-Whole Fundamental Change occurs and the Holder elects to convert all or any portion of this Note during the period from, and including, the effective date of such Make-Whole Fundamental Change through, and including, the 35th Trading Day after such effective date (or, if such Make-Whole Fundamental Change is also a Fundamental Change, through, but excluding, the related Fundamental Change Put Date) (the “Make-Whole Fundamental Change Conversion Period”), the Conversion Rate applicable to such conversion shall be increased to the “Make-Whole Conversion Rate,” which shall equal the Conversion Rate using as the Conversion Price the “Make-Whole Conversion Price,” which shall be 95% of the lowest of (a) the price paid per share of Common Stock in the Make-Whole Fundamental Change, (b) the lowest daily VWAP of the Common Stock during the five consecutive Trading Days immediately preceding the effective date of the Make-Whole Fundamental Change, or (c) the lowest daily VWAP of the Common Stock during the five (5) consecutive Trading Days immediately preceding the announcement of the Make-Whole Fundamental Change; provided that in no event shall the Conversion Price be less than the Conversion Price Floor. The Company shall notify the Holder of the applicable Make-Whole Conversion Rate in a written notice delivered within five Business Days following the effective date of the Make-Whole Fundamental Change (or, if the Make-Whole Fundamental Change also constitutes a Fundamental Change requiring a Fundamental Change Company Notice under Section 5.3(b), in such Fundamental Change Company Notice). Any increase in the Conversion Rate pursuant to this Section 3.5 shall apply only to conversions occurring during the Make-Whole Fundamental Change Conversion Period and shall terminate upon the expiration of such period.

Section 3.6. [Reserved].

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Section 3.7. Anti-Dilution Adjustments.

The Conversion Price and the Conversion Price Floor (and correspondingly, the Conversion Rate) shall be subject to adjustment from time to time as follows:

(a) Stock Dividends and Splits. If the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, or (iii) combines its outstanding Common Stock into a smaller number of shares, then the Conversion Price shall be adjusted to equal the product of the Conversion Price in effect immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. Any adjustment under this Section 3.7(a) shall become effective immediately after the effective date of such event.

(b) Issuance of Rights, Options, or Warrants. If the Company distributes to all or substantially all holders of Common Stock any rights, options, or warrants entitling them to purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the Closing Price of the Common Stock on the Business Day immediately preceding the date of announcement of such distribution, then the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to such distribution by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such distribution plus the number of shares that the aggregate offering price of the shares offered would purchase at the Closing Price on such Business Day, and the denominator of which is the number of shares of Common Stock outstanding immediately before such distribution plus the number of shares offered (or into which the convertible securities so offered are initially convertible). Such adjustment shall become effective immediately after such distribution.

(c) Debt or Asset Distributions. If the Company distributes to all or substantially all holders of Common Stock any assets, debt securities, or rights to purchase securities of the Company (excluding (i) dividends or distributions covered by Section 3.7(a) or Section 3.7(b) and (ii) spin-offs covered by Section 3.7(d)), then the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to such distribution by a fraction, the numerator of which is the Closing Price of the Common Stock on the Trading Day immediately preceding the ex-dividend date for such distribution less the fair market value per share of Common Stock of the distributed assets or securities (as determined in good faith by the Board of Directors), and the denominator of which is such Closing Price.

(d) Spin-Offs. If the Company distributes to all or substantially all holders of Common Stock shares of capital stock of any class or series of a Subsidiary or other business unit (a “Spin-Off”), the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the effective date of such Spin-Off by a fraction, the numerator of which is the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Days commencing on (and including) the ex-dividend date for such Spin-Off, and the denominator of which is the sum of such average Closing Price plus the average of the closing prices of the distributed securities over such 10 Trading Day period.

(e) Cash Dividends. If the Company pays any cash dividend or distribution to all or substantially all holders of Common Stock, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the ex-dividend date for such distribution by a fraction, the numerator of which is the Closing Price of the Common Stock on the Trading Day immediately preceding the ex-dividend date less the per-share amount of such cash dividend or distribution, and the denominator of which is such Closing Price.

(f) Tender and Exchange Offers. If the Company or any Subsidiary makes a payment in respect of a tender offer or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such offer, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the close of business on such next succeeding Trading Day by a fraction, (A) the numerator of which is the product of (i) the number of shares of Common Stock outstanding immediately prior to the expiration of such offer (including shares validly tendered and not withdrawn) and (ii) the Closing Price of the Common Stock on such next succeeding Trading Day, and (B) the denominator of which is the sum of (i) the fair market value of the aggregate consideration payable to stockholders in such offer and (ii) the product of (x) the number of shares of Common Stock outstanding immediately after such offer (after giving effect to such offer) and (y) such Closing Price.

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(g) Reclassifications; Share Exchange Event. If a Share Exchange Event occurs, then, following the effective date of such Share Exchange Event, the Holder’s right to convert this Note shall be changed into a right to convert this Note into the kind and amount of Reference Property that the Holder would have received had this Note been converted into Common Stock immediately prior to such Share Exchange Event, and the Conversion Price and Conversion Rate then in effect shall be adjusted as necessary to reflect the Reference Property so receivable (as determined in good faith by the Calculation Agent, subject to Section 3.10). Notwithstanding the foregoing, if the holders of Common Stock receive only cash in such Share Exchange Event, then, for all conversions with a Conversion Date occurring after the effective date of such Share Exchange Event, (i) the consideration due upon conversion of this Note (or the applicable portion thereof) shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to Section 3.5 in the case of a Make-Whole Fundamental Change), multiplied by the price paid per share of Common Stock in such Share Exchange Event, and (ii) the Company shall satisfy such conversion obligation by paying such cash amount to the Holder no later than the second Business Day following the applicable Conversion Date. None of the foregoing shall affect the Holder’s right to convert this Note prior to the effective date of a Share Exchange Event in accordance with Article III. This Section 3.7(g) shall apply, mutatis mutandis, to successive Share Exchange Events.

(h) Minimum Adjustment; Carryover. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.00% of the Conversion Price then in effect; provided that any adjustment that by reason of this Section 3.7(h) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. This Section 3.7(h) shall not apply to, and shall not limit, any adjustment to the Conversion Price made pursuant to Section 3.7(j).

(i) Notice of Adjustments. Whenever the Conversion Price is adjusted as provided under this Section 3.7, the Calculation Agent shall (within five Business Days following such adjustment) deliver to the Holder and the Company a written notice setting forth in reasonable detail: (i) the event requiring the adjustment; (ii) the adjusted Conversion Price and the corresponding Conversion Rate; and (iii) the effective date of such adjustment. Any notice so delivered shall be conclusive and binding absent manifest error, subject to the dispute resolution provisions of Section 3.10.

(j) Full-Ratchet Adjustment for Dilutive Issuances. If and whenever, during the period commencing on the Original Issue Date and ending on the Maturity Date, the Company issues or sells, or in accordance with this Section 3.7(j) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding the issuance of shares of Common Stock as a stock dividend, which shall adjust the Conversion Price as provided in Section 3.7(a)) in a Qualifying Offering for Proceeds at an issuance price (the “New Issuance Price”) less than the Conversion Price Floor then in effect (each such issue, sale, or deemed issuance or sale, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price Floor then in effect shall be reduced to an amount equal to the lower of (x) the New Issuance Price and (y) the lowest daily VWAP of the Common Stock during the five Trading Days following the date of such Dilutive Issuance. For the avoidance of doubt, no adjustment to the Conversion Price Floor pursuant to this Section 3.7(j) shall limit or restrict the ability of the Conversion Price to float above the Conversion Price Floor (as so adjusted) as determined under the definition of “Conversion Price” at any time after such adjustment. For purposes of determining the adjusted Conversion Price Floor under this Section 3.7(j), the following shall be applicable:

(i) Options and Convertible Securities. The consideration per share received by the Company for shares of Common Stock deemed to have been issued pursuant to Section 3.7(j)(ii), relating to Options and Convertible Securities, shall be determined by dividing: (1) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) deemed to be issued pursuant to Section 3.7(j)(ii) upon the issuance of such Options or Convertible Securities.

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(ii) Deemed Issuance of Common Stock Subject to Options and Convertible Securities.

(1) If the Company at any time or from time to time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility, or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be outstanding and to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(2) If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise, or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than (x) proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 3.7(a) above and (y) automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration, or increased or decreased conversion rate, as the case may be, at the time initially granted, issued, or sold. For purposes of this Section 3.7(j)(ii)(2), if the terms of any Option or Convertible Security that was outstanding as of the Original Issue Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion, or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3.7(j)(ii)(2) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iii) Calculation of Consideration Received.

(1) In case one or more Options is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) each such Option will be deemed to have been issued for the Option Value of such Option and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value of each such Option; provided, that no share of Common Stock shall be deemed to have been issued for less than a fraction of the aggregate consideration received (excluding the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of any such Options, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities) equal to (A) one divided by (B) the total number of shares of Common Stock issued or issuable in the integrated transaction (including the number of shares underlying any Options and Convertible Securities).

(2) If any shares of Common Stock, Options, or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the closing sale price of such publicly traded securities on the date of receipt. If any shares of Common Stock, Options, or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options, or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined by the Company subject to approval by the Required Holders. If the Company and the Required Holders are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five Business Days after the 10th day following the Valuation Event by an independent, reputable appraiser selected by the Company subject to approval by the Required Holders. The determination of such appraiser shall be final and binding upon the Company and each Holder absent manifest error, and the fees and expenses of such appraiser shall be borne by the Company.

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(iv) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options, or Convertible Securities, or (B) to subscribe for or purchase shares of Common Stock, Options, or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(v) Expiration or Termination of Options or Convertible Securities. Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Securities (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price Floor pursuant to the terms of this Section 3.7(j), the Conversion Price Floor shall be readjusted to such Conversion Price Floor as would have obtained had such Option or Convertible Securities (or portion thereof) never been issued.

Section 3.8. Stockholder Approval; Share Issuance Limitation.

(a) If, at any time, the issuance of shares of Common Stock upon conversion of this Note (together with all shares previously issued upon conversion hereof and upon exercise of the Warrants) would exceed the number of shares that the Company may issue without stockholder approval under the rules of the Principal Market (the “Exchange Cap”), then unless and until the Company has obtained the requisite stockholder approval under the rules of the Principal Market, the Company shall use its reasonable best efforts to obtain such stockholder approval for the issuance of shares in excess of the Exchange Cap as promptly as practicable (and in any event shall submit a proposal for such approval at the Company’s next annual meeting of stockholders or at a special meeting called for such purpose within 90 days), and, pending receipt of such stockholder approval, the Company shall, with respect to any portion of this Note that would require issuance of shares in excess of the Exchange Cap upon conversion, pay to the Holder (at the Holder’s election) either (i) cash in an amount equal to the Accrued Value of such excess portion or (ii) deliver shares of Common Stock up to the Exchange Cap with the balance paid in cash.

(b) In no event shall the Company be required to issue shares of Common Stock in violation of any applicable listing standard of the Principal Market. If at any time the Company is listed on a Principal Market that requires stockholder approval for the issuance of shares representing 20% or more of the outstanding Common Stock (or such other threshold as may be applicable under the rules of such Principal Market), and such approval has not been obtained, the foregoing limitation shall apply.

Section 3.9. Calculation Agent.

(a) Appointment. The initial Calculation Agent shall be Yorkville, and Yorkville shall remain the Calculation Agent for so long as Yorkville is a holder of any Senior Convertible PIK Note. The Calculation Agent shall have the authority and responsibility to: (i) calculate all anti-dilution adjustments under Section 3.7; (ii) determine the Make-Whole Conversion Rate under Section 3.5; (iii) determine the value of Conversion Shares and any Redemption Value Shortfall pursuant to Section 4.4; (iv) determine the Maturity Conversion Price under Section 5.2; and (v) perform such other calculations and determinations as are expressly assigned to the Calculation Agent under this Note.

(b) Standard of Care. The Calculation Agent shall perform its duties in good faith, using commercially reasonable judgment. If the Company serves as Calculation Agent, all determinations shall be subject to the dispute resolution provisions of Section 3.10. The Calculation Agent shall have no liability for any determination made in good faith, absent manifest error or willful misconduct.

(c) Successor Calculation Agent. To the extent that the Calculation Agent ceases to be Yorkville, then the Company may, with the prior written consent of the Required Holders (not to be unreasonably withheld, conditioned, or delayed), appoint a successor Calculation Agent. If the Company serves as Calculation Agent and an Event of Default has occurred and is continuing, the Required Holders shall have the right to designate a nationally recognized independent investment bank or accounting firm to serve as successor Calculation Agent (at the Company’s expense) until such Event of Default is cured or waived.

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Section 3.10. Dispute Resolution for Calculations.

(a) If the Holder disputes any determination or calculation made by the Calculation Agent (including, without limitation, any determination of VWAP, any anti-dilution adjustment, or any Conversion Rate), the Holder shall deliver written notice of such dispute to the Company within 10 Business Days following receipt of the applicable notice or statement (a “Dispute Notice”). The Dispute Notice shall set forth in reasonable detail the basis for the Holder’s objection and the Holder’s proposed alternative calculation.

(b) Within five Business Days following receipt of a Dispute Notice, the Company and the Holder shall attempt in good faith to resolve the dispute. If the parties are unable to resolve the dispute within such five Business Day period, either party may refer the dispute to an independent nationally recognized investment bank or accounting firm mutually agreed upon by the Company and the Holder (or, if the parties cannot agree on such firm within three Business Days, to a firm selected by the American Arbitration Association from a panel of qualified financial institutions) (the “Independent Expert”).

(c) The Independent Expert shall make a final and binding determination of the disputed calculation within 15 Business Days of its appointment (or such longer period as it may reasonably require, not to exceed 30 Business Days. The determination of the Independent Expert shall be final, conclusive, and binding on the Company and the Holder, absent manifest error.

(d) Costs. The fees and expenses of the Independent Expert shall be borne by the non-prevailing party (i.e., the party whose proposed calculation is further from the Independent Expert’s determination). If the Independent Expert’s determination falls between the two proposed calculations, fees and expenses shall be shared equally between the Company and the Holder.

(e) Interim Treatment. Pending resolution of any dispute under this Section 3.10, the Calculation Agent’s original determination shall remain in effect on an interim basis; provided that upon final resolution, any underpayment or overpayment of shares or cash resulting from the interim determination shall be promptly adjusted (with shares delivered or returned, or cash paid, as applicable).

Article IV — REDEMPTION

Section 4.1. Optional Redemption by Company.

(a) Right to Redeem. At any time following and subject to the effectiveness of the Registration Statement, the Company may, at its option, upon not less than 30 Trading Days’ prior written notice pursuant to Section 4.2, redeem this Note in whole (but not in part, unless the Holder consents in writing) for cash at the Issuer Call Price, subject to the conditions set forth in Section 4.1(c).

(b) Declining Redemption Premium. The “Redemption Premium” applicable to any redemption under this Section 4.1 shall be determined based on the Redemption Date as follows:

Redemption Period	Redemption Premium (% of Accrued Value)
From the Original Issue Date to (but excluding) the second anniversary of the Original Issue Date	130%
On and after the second anniversary of the Original Issue Date (including on and after the Maturity Date)	120%

The “Issuer Call Price” for any Redemption Date shall equal the applicable Redemption Premium set forth above, multiplied by the Accrued Value as of the Redemption Date.

(c) Redemption Conditions. The Company may exercise its optional redemption right under this Section 4.1 only if: (i) no Event of Default has occurred and is continuing as of the date of the Redemption Notice or the Redemption Date; (ii) the Company has sufficient funds immediately available (or has entered into binding financing commitments, evidence of which shall be provided to the Holder upon request) to pay the Issuer Call Price in full on the Redemption Date; (iii) the Registration Statement is effective and available for the resale of all Conversion Shares as of the applicable date of the Redemption Notice and the Redemption Date; and (iv) the Equity Conditions are satisfied as of the applicable date of the Redemption Notice and the Redemption Date.

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Section 4.2. Redemption Notice.

(a) Notice of Redemption. If the Company elects to redeem this Note, the Company shall deliver to the Holder a written notice (the “Redemption Notice”) not less than 30 Trading Days nor more than 60 calendar days prior to the Redemption Date, specifying: (i) the Redemption Date; (ii) the Issuer Call Price; (iii) the Accrued Value as of the most recent practicable date and the estimated Accrued Value as of the Redemption Date; (iv) the applicable Redemption Premium; (v) the Conversion Rate then in effect; and (vi) a statement that the Holder has the right, during the Redemption Notice Period, to convert all or any portion of this Note into Common Stock in accordance with Article III, subject to the value protection set forth in Section 4.4.

(b) Irrevocability. Once given, a Redemption Notice shall be irrevocable except as set forth in Section 4.2(d).

(c) Holder’s Conversion Right During Redemption Notice Period. At any time during the Redemption Notice Period, the Holder shall have the right to convert all or any portion of this Note into Common Stock in accordance with Article III at the Conversion Rate then in effect, subject to the value protection set forth in Section 4.4. If the Holder converts all of the Outstanding Principal Amount of this Note (together with all accrued and unpaid Cash Interest thereon) prior to the Redemption Date, the Company’s redemption obligation shall terminate.

(d) Rescission. The Company may rescind a Redemption Notice (by written notice to the Holder delivered prior to the Redemption Date) only if an Event of Default has occurred and is continuing as of the date of such rescission. Upon rescission, the redemption shall be deemed void and the Note shall remain outstanding on its terms then in effect.

Section 4.3. Payment on Redemption Date.

On the Redemption Date (unless the Holder has converted the entire Outstanding Principal Amount of this Note (together with all accrued and unpaid Cash Interest thereon) prior to such date), the Company shall pay to the Holder, in cash by wire transfer in immediately available funds, the Issuer Call Price. Upon payment in full of the Issuer Call Price, this Note shall be deemed satisfied and cancelled and the Holder shall promptly surrender this Note (or provide a lost-note affidavit pursuant to Section 9.3) to the Company for cancellation.

Section 4.4. Conversion During Redemption Notice Period; Redemption Value Protection.

(a) Redemption Notice Period. The period commencing on the date the Company delivers a Redemption Notice pursuant to Section 4.2 and ending at the close of business on the Business Day immediately preceding the Redemption Date is referred to herein as the “Redemption Notice Period.”

(b) Economic Equivalence. A Holder that converts all or any portion of this Note during the Redemption Notice Period shall be entitled to receive, in respect of the portion so converted, aggregate value not less than the value that such Holder would have received had such portion instead been redeemed on the Redemption Date at the Issuer Call Price. Accordingly, if the Issuer Call Price attributable to the converted portion of this Note (determined by applying the Redemption Premium that would be applicable on the Redemption Date to the Accrued Value of the converted portion) exceeds the value of the Conversion Shares issuable in respect of such conversion (such excess, the “Redemption Value Shortfall”), the Company shall pay or deliver to the Holder, in addition to such Conversion Shares, consideration equal to the Redemption Value Shortfall in accordance with Section 4.4(c). If the value of such Conversion Shares equals or exceeds the Issuer Call Price attributable to the converted portion, no Redemption Value Shortfall shall arise, and the Holder shall retain such Conversion Shares without any reduction, adjustment, or clawback on account of the Issuer Call Price. For purposes of this Section 4.4, the value of the Conversion Shares shall be determined by multiplying the number of Conversion Shares issuable upon such conversion by the arithmetic average of the daily VWAP of the Common Stock over the five consecutive Trading Days ending on (and including) the Trading Day immediately preceding the Conversion Date.

(c) Settlement of Shortfall. The Company shall satisfy any Redemption Value Shortfall, at the Company’s election, by paying or delivering to the Holder (i) cash, (ii) additional shares of Common Stock valued at the arithmetic average of the daily VWAP of the Common Stock over the 20 consecutive Trading Days ending on (and including) the Trading Day immediately preceding the Conversion Date, or (iii) a combination of the foregoing. The Company shall notify the Holder of its election (and, if applicable, the resulting number of additional shares) no later than two Business Days following the Conversion Date, and shall deliver the cash and/or additional shares constituting the Redemption Value Shortfall no later than the Share Delivery Deadline applicable to the underlying conversion.

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(d) No Impairment of Upside. Nothing in this Section 4.4 shall limit or reduce the number of Conversion Shares to which the Holder is otherwise entitled upon conversion at the Conversion Rate then in effect, regardless of the extent to which the value of such Conversion Shares exceeds the Issuer Call Price. This Section 4.4 operates solely as a value floor for conversions occurring during the Redemption Notice Period and shall never operate to cap, reduce, or extinguish the value the Holder would otherwise receive through conversion.

(e) Alternative Redemption Pricing. Notwithstanding anything to the contrary in this Section 4.4, if the Holder is unable to convert all or any portion of this Note during any Redemption Notice Period due to the failure of any Equity Condition, the Issuer Call Price payable on the Redemption Date with respect to such unconverted portion shall equal the greater of (A) the applicable Redemption Premium multiplied by the Accrued Value attributable to such portion and (B) the product of (x) the number of Conversion Shares that would be issuable upon conversion of such portion at the Conversion Rate then in effect and (y) the higher of (I) the arithmetic average of the daily VWAP of the Common Stock over the Trading Days during the applicable Redemption Notice Period on which the VWAP exceeded the applicable Redemption Premium percentage of the Conversion Price then in effect, and (II) the VWAP on the Trading Day immediately preceding the Redemption Date. If no Trading Days during the Redemption Notice Period satisfy the condition described in sub-clause (I), the value under sub-clause (I) shall be deemed to be zero, and the Issuer Call Price shall be determined based solely on the greater of clause (A) and the value under sub-clause (II) applied to clause (B).

Article V — PUT ELECTION WINDOW AND SETTLEMENT AT MATURITY

Section 5.1. Put Election Window.

(a) Put Right. During the period commencing on the date that is 30 calendar days prior to the Maturity Date and ending at the close of business on the fifth Business Day prior to the Maturity Date (the “Put Election Window”), the Holder shall have the right (but not the obligation) (the “Put Right”) to require the Company to repurchase this Note in whole (but not in part) at a price equal to the Put Price, by delivering to the Company a written notice of exercise of the put right (the “Put Notice”).

(b) Put Notice. The Put Notice shall be irrevocable once delivered and shall specify the Holder’s wire transfer instructions for payment of the Put Price. The date on which the Company is required to pay the Put Price (the “Put Date”) shall be the Maturity Date.

(c) Payment of Put Price. On the Put Date, the Company shall pay the Put Price to the Holder in cash by wire transfer in immediately available funds. Upon payment in full of the Put Price, this Note shall be deemed satisfied and cancelled and the Holder shall promptly surrender this Note (or provide a lost-note affidavit pursuant to Section 9.3) to the Company for cancellation.

(d) Company Notice of Upcoming Put Window. Not later than 45 calendar days prior to the Maturity Date, the Company shall deliver to the Holder a written notice reminding the Holder of (i) the upcoming Put Election Window, (ii) the estimated Accrued Value as of the Maturity Date, (iii) the Conversion Rate then in effect, and (iv) the consequences of not exercising the put right (i.e., the settlement of the Accrued Value in Common Stock described in Section 5.2). Failure by the Company to deliver such notice shall not affect the Holder’s rights hereunder, but the Put Election Window shall be extended by the number of days of such delay (not to exceed 20 additional days).

(e) Priority. The put right set forth in this Section 5.1 shall operate, and may be exercised, prior to and independent of the settlement mechanics set forth in Section 5.2. Only the portion of this Note, if any, with respect to which the Holder has not delivered a valid and timely Put Notice during the Put Election Window shall be subject to settlement under Section 5.2. Any portion of this Note as to which a valid and timely Put Notice has been delivered shall be repurchased for cash in accordance with this Section 5.1 and shall not also be settled in Common Stock under Section 5.2.

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Section 5.2. Settlement at Maturity.

(a) Settlement in Common Stock. Unless previously converted, redeemed, or repurchased, and except for any portion of this Note repurchased pursuant to a valid and timely Put Notice delivered during the Put Election Window in accordance with Section 5.1, the entire Accrued Value of this Note shall automatically, and without any further action, election, or notice of conversion on the part of the Holder, be satisfied on the Maturity Date through the issuance to the Holder of shares of Common Stock (the “Settlement at Maturity”). No notice of conversion pursuant to Section 3.2(a) shall be required to effect the Settlement at Maturity; any such notice shall be deemed to have been automatically delivered by the Holder as of the Maturity Date, and the Company shall be entitled to rely on the Note Register to determine the Holder entitled to receive the shares of Common Stock issuable in the Settlement at Maturity. For the avoidance of doubt, the Settlement at Maturity described in this Section 5.2 applies solely to the portion of this Note not repurchased pursuant to Section 5.1, and the put right under Section 5.1 and the Settlement at Maturity under this Section 5.2 are not cumulative; any portion of this Note repurchased pursuant to Section 5.1 shall be paid in cash and shall not also be settled in Common Stock under this Section 5.2.

(b) Maturity Conversion Price. The price applicable to the Settlement at Maturity (the “Maturity Conversion Price”) shall be the Conversion Price as of the Maturity Date, calculated in accordance with the definition of “Conversion Price.” For the avoidance of doubt, the Conversion Price Floor (as it may be adjusted pursuant to Section 3.7(j) or otherwise in accordance with the definition of “Conversion Price Floor”) shall apply to the Maturity Conversion Price in the same manner as it applies to any other conversion of this Note. The Calculation Agent shall determine the Maturity Conversion Price and deliver written notice thereof to the Holder and the Company not later than two Business Days prior to the Maturity Date, which determination shall be subject to the dispute resolution provisions of Section 3.10.

(c) Number of Shares. Upon the Settlement at Maturity, the number of shares of Common Stock issuable to the Holder shall be equal to the quotient of (i) the Accrued Value as of the Maturity Date, divided by (ii) the Maturity Conversion Price. Fractional shares shall be settled in cash in accordance with Section 3.2(d).

(d) Share Delivery. Upon the Settlement at Maturity, the Company shall deliver (or cause to be delivered) to the Holder the shares of Common Stock issuable in settlement as promptly as practicable and in any event not later than three Trading Days following the Maturity Date, in accordance with the delivery mechanics set forth in Section 3.2(c).

(e) Limitation. The Settlement at Maturity shall be subject to the stockholder approval and Exchange Cap limitations set forth in Section 3.8. If issuance of all shares in the Settlement at Maturity would exceed the Exchange Cap and stockholder approval has not been obtained, the Company shall issue the maximum number of shares permitted without stockholder approval and shall pay to the Holder, in cash, the Accrued Value attributable to the excess (i.e., the portion that cannot be settled in shares due to the Exchange Cap).

Section 5.3. Fundamental Change Put Right.

(a) Upon the occurrence of a Fundamental Change, the Holder shall have the right to require the Company to repurchase this Note in whole (or, at the Holder’s election, in part) at a price equal to the Fundamental Change Put Price, by delivering to the Company a written notice of exercise of such right (a “Fundamental Change Put Notice”) to the Company within 30 calendar days following the Company’s delivery of a Fundamental Change Company Notice.

(b) Fundamental Change Company Notice. Within 15 calendar days after the occurrence of a Fundamental Change (or, if earlier, 15 calendar days prior to the anticipated effective date of a Fundamental Change), the Company shall deliver to the Holder a written notice (the “Fundamental Change Company Notice”) setting forth: (i) a description of the events causing the Fundamental Change; (ii) the effective date (or anticipated effective date) thereof; (iii) the Accrued Value as of the most recent practicable date; (iv) the Fundamental Change Put Price; (v) the date fixed by the Company for repurchase of this Note pursuant to this Section 5.3 (the “Fundamental Change Put Date”), which date shall be not less than 20 nor more than 35 Business Days following delivery of the Fundamental Change Company Notice; (vi) the Conversion Rate then in effect and any applicable Make-Whole Conversion Rate; (vii) a statement of the Holder’s right to convert this Note in lieu of exercising the Fundamental Change put right; and (viii) the procedures for withdrawal of a Fundamental Change Put Notice pursuant to Section 5.3(d). No failure of the Company to deliver the Fundamental Change Company Notice, and no defect therein, shall limit the Holder’s rights under this Section 5.3 or affect the validity of the proceedings for repurchase of this Note hereunder.

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(c) On the Fundamental Change Put Date, the Company shall pay the Fundamental Change Put Price to the Holder in cash by wire transfer in immediately available funds.

(d) Withdrawal of Fundamental Change Put Notice. A Fundamental Change Put Notice may be withdrawn, in whole or in part, by means of a written notice of withdrawal delivered to the Company at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Put Date, specifying (i) the principal amount of the Note (or portion thereof) with respect to which such notice of withdrawal is being submitted, and (ii) the principal amount, if any, of the Note that remains subject to the original Fundamental Change Put Notice. Upon a valid and timely withdrawal, the Holder’s right to require repurchase of the withdrawn portion of the Note pursuant to this Section 5.3 shall terminate, and such portion of the Note may thereafter be converted in accordance with Article III.

Article VI — COVENANTS

Section 6.1. Affirmative Covenants.

So long as any portion of this Note remains outstanding, the Company covenants and agrees that it shall:

(a) Existence and Good Standing. Maintain its corporate existence and good standing under the laws of its state of incorporation and its qualification to do business in each jurisdiction where the failure to be so qualified would reasonably be expected to have a material adverse effect on the Company’s business, assets, or financial condition.

(b) Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations, and orders of governmental authorities.

(c) Payment of Taxes. Pay and discharge all material taxes, assessments, and governmental charges or levies imposed upon it or upon its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge, or levy the payment of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(d) Books and Records. Maintain proper books of record and account in which full, true, and correct entries shall be made of all financial transactions and the assets, liabilities, and business of the Company, in each case in accordance with GAAP.

(e) Insurance. Maintain insurance with responsible and reputable insurance companies in such amounts and against such risks as is customarily maintained by companies of similar size engaged in similar businesses.

(f) Financial Reporting. Deliver to the Holder: (i) as soon as available and in any event within 90 days after the end of each fiscal year, audited annual financial statements of the Company; and (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter (other than the fourth quarter), unaudited quarterly financial statements of the Company. If the Company is subject to the reporting requirements of the Exchange Act, delivery of SEC filings containing such financial statements shall satisfy this obligation.

(g) Listing. If the Common Stock is listed or quoted on a Principal Market, use commercially reasonable efforts to maintain such listing or quotation and to comply with the rules and listing standards of such Principal Market.

(h) Share Reservation. Comply with the share reservation requirements of Section 3.3 at all times.

(i) Registration. Comply with the registration obligations set forth in the Purchase Agreement.

(j) Subsidiary Guaranty. Cause each Person that becomes a Subsidiary of the Company after the Original Issue Date (whether by formation, acquisition, or otherwise) to execute and deliver a Guaranty in the form of a joinder agreement to the Guaranty Agreement within 15 Business Days after such Person becomes a Subsidiary, and to deliver to the Holder such joinder agreements, legal opinions, and organizational documents as the Holder may reasonably request.

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Section 6.2. Negative Covenants.

So long as any portion of this Note remains outstanding, the Company covenants and agrees that it shall not, and shall not permit any Subsidiary to, without the prior written consent of Yorkville:

(a) Indebtedness. Incur, create, assume, or suffer to exist any Indebtedness (other than (i) the obligations under this Note, (ii) Indebtedness existing as of the Original Issue Date and disclosed in writing to the Holder, (iii) purchase money Indebtedness and capitalized lease obligations incurred in the ordinary course of business not exceeding $5,000,000 in aggregate outstanding principal amount at any time, and (iv) intercompany Indebtedness among the Company and its wholly-owned Subsidiaries).

(b) Liens. Create, incur, assume, or suffer to exist any Lien on any of its assets or properties (other than (i) Liens for taxes not yet due or being contested in good faith, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, and similar Liens imposed by law and arising in the ordinary course of business, (iii) Liens securing Indebtedness permitted under Section 6.2(a)(iii), and (iv) Liens existing as of the Original Issue Date and disclosed in writing to the Holder).

(c) Restricted Payments. Declare, make, or pay any dividend or distribution (in cash, property, or securities) on, or make any payment on account of the purchase, redemption, retirement, or other acquisition of, any shares of its capital stock or any warrants, options, or rights to acquire such capital stock (other than (i) dividends payable solely in shares of Common Stock, (ii) repurchases of equity interests from employees, officers, or directors upon termination of service, not to exceed $5,000,000 in the aggregate in any fiscal year, and (iii) in connection with the vesting, settlement or exercise of restricted stock units, options, warrants, or other rights pursuant to equity awards granted under a stock incentive plan or other equity award plan or arrangement (including, in each case, by way of “net” or “cashless” exercise, settlement or similar procedure)).

(d) Preferred / Disqualified Stock. Issue any shares of preferred stock or any disqualified stock (i.e., any equity security that, by its terms or by the terms of any agreement related thereto, is required to be redeemed, or is redeemable at the option of the holder thereof, prior to the date that is 91 days after the Maturity Date).

(e) Affiliate Transactions. Enter into any transaction with any Affiliate (other than (i) transactions on terms no less favorable to the Company than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate, (ii) compensation arrangements for officers and directors approved by the Board of Directors, and (iii) transactions between the Company and its wholly-owned Subsidiaries) involving aggregate consideration in excess of $5,000,000.

(f) Dispositions. Sell, transfer, lease, or otherwise dispose of (in one transaction or a series of related transactions) all or any substantial portion of its assets (other than (i) sales of inventory in the ordinary course of business, (ii) dispositions of worn-out, obsolete, or surplus equipment in the ordinary course of business, and (iii) other dispositions not exceeding $5,000,000 in aggregate fair market value in any fiscal year), unless the net proceeds thereof are applied to prepay this Note at the Put Price.

(g) Fundamental Changes. Enter into, or permit any Subsidiary to enter into, any Fundamental Change, except in compliance with Article V (including the Holder’s put right upon a Fundamental Change under Section 5.3).

(h) Amendments to Charter Documents. Amend, modify, or supplement its certificate of incorporation, bylaws, or other organizational documents in any manner that would adversely affect the rights, preferences, or privileges of the Holder under this Note, the Warrants or the Purchase Agreement.

(i) Variable Rate Transactions. Enter into any Variable Rate Transaction, other than with Yorkville, while any Senior Convertible PIK Note remains outstanding.

Section 6.3. Minimum Liquidity.

The Company shall maintain, as of the last Business Day of each calendar month, unrestricted cash and cash equivalents (as determined in accordance with GAAP) in an amount not less than $10,000,000 (the “Minimum Liquidity Requirement”). If the Company fails to satisfy the Minimum Liquidity Requirement as of the last Business Day of any calendar month, the Cash Interest Rate shall automatically increase by 1.00% per annum and the PIK Interest Rate shall automatically increase by 1.00% per annum, in each case effective from the first day of the immediately following calendar month and continuing until the Company demonstrates satisfaction of the Minimum Liquidity Requirement as of the last Business Day of a subsequent calendar month (at which point the interest rates shall revert to the rates set forth in Section 2.2).

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Article VII — SUBSIDIARY GUARANTIES

Section 7.1. Guaranty Agreement.

(a) The obligations of the Company under this Note are guaranteed by each Guarantor pursuant to the Guaranty Agreement. The terms and conditions of such Guaranties, including the scope of the guaranteed obligations, the absolute and unconditional nature of each Guarantor’s obligations, the waivers by each Guarantor, and the conditions for release of a Guarantor, are set forth in the Guaranty Agreement.

(b) The Company shall cause each Person that is a Subsidiary of the Company on the Original Issue Date to execute and deliver the Guaranty Agreement simultaneously with the issuance of this Note. Any Subsidiary formed or acquired after the Original Issue Date shall execute and deliver a Guaranty in the form of a joinder agreement to the Guaranty Agreement in accordance with Section 6.1(j).

Article VIII — EVENTS OF DEFAULT AND REMEDIES

Section 8.1. Events of Default.

Each of the following shall constitute an “Event of Default” under this Note:

(a) Payment Default. The Company fails to pay (i) any Cash Interest on this Note when due and payable and such failure continues for five Business Days, (ii) the Outstanding Principal Amount, the Accrued Value, or any portion thereof when due (whether at maturity, upon acceleration, upon redemption, upon exercise of a put right, or otherwise), or (iii) the Put Price, the Issuer Call Price, or the Fundamental Change Put Price when due;

(b) Conversion or Settlement Default. The Company fails to deliver shares of Common Stock upon any conversion of this Note within five Business Days after the Share Delivery Deadline, or fails to deliver shares of Common Stock required to effect the Settlement at Maturity within five Business Days after the delivery deadline set forth in Section 5.2(d);

(c) Covenant Default. The Company fails to observe or perform any covenant, agreement, or obligation under this Note (other than those described in Section 8.1(a) and Section 8.1(b)) and such failure continues unremedied for 30 calendar days after written notice thereof from the Holder to the Company specifying in reasonable detail the nature of such failure (or 15 calendar days in the case of a failure to comply with any negative covenant under Section 6.2);

(d) Representation Default. Any representation or warranty made by the Company in the Purchase Agreement or in any certificate or document delivered in connection therewith was false or misleading in any material respect when made;

(e) Cross-Default. The Company or any Subsidiary fails to pay when due (beyond any applicable grace period) any Indebtedness in a principal amount in excess of $5,000,000 in the aggregate, or any event occurs that results in the acceleration of the maturity of such Indebtedness;

(f) Bankruptcy. (i) The Company or any material Subsidiary commences a voluntary case under any applicable bankruptcy, insolvency, or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or makes a general assignment for the benefit of creditors; (ii) a court of competent jurisdiction enters an order or decree under any applicable bankruptcy, insolvency, or similar law that is for relief against the Company or any material Subsidiary in an involuntary case, appoints a custodian of the Company or any material Subsidiary or any substantial part of its property, or orders the winding up or liquidation of its affairs, and such order or decree remains unstayed and in effect for 60 consecutive calendar days; or (iii) the Company or any material Subsidiary ceases to be solvent (as such term is defined under applicable law);

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(g) Judgment Default. One or more final, non-appealable judgments are rendered against the Company or any Subsidiary in an aggregate amount in excess of $5,000,000 (to the extent not covered by insurance) that remain unsatisfied, unvacated, undischarged, unstayed, or unbonded for 60 consecutive calendar days;

(h) Delisting. If the Common Stock is listed on a Principal Market, the Common Stock ceases to be listed or quoted thereon for a period of 10 consecutive Trading Days (other than as a result of a Fundamental Change, with respect to which the Holder’s remedies are set forth in Section 5.3);

(i) Share Reservation Failure. The Company fails to maintain the share reservation required by Section 3.3 and such failure continues unremedied for 10 Business Days after written notice thereof from the Holder;

(j) Minimum Cash Breach. The Company fails to maintain the Minimum Liquidity Requirement as required by Section 6.3 and such failure continues unremedied for 15 Business Days after written notice thereof from the Holder (it being understood that the interest step-up provided for in Section 6.3 shall apply automatically upon any such failure regardless of whether an Event of Default is declared hereunder); or

(k) Guaranty Default. Any Guaranty ceases to be in full force and effect (other than in accordance with the release provisions of the Guaranty Agreement), or any Guarantor denies or disaffirms in writing its obligations under the Guaranty Agreement.

Section 8.2. Acceleration.

(a) Automatic Acceleration. Upon the occurrence of any Event of Default described in Section 8.1(f), the entire Accrued Value of this Note shall automatically and immediately become due and payable in cash, without any notice, demand, presentment, or other action of any kind by the Holder.

(b) Optional Acceleration. Upon the occurrence and during the continuance of any other Event of Default, the Holder may, by written notice to the Company, declare the entire Accrued Value of this Note to be immediately due and payable in cash. Upon any such declaration, the Accrued Value shall become immediately due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Company.

(c) Amount Due Upon Acceleration. For the avoidance of doubt, upon acceleration of this Note, the amount immediately due and payable shall be the Accrued Value as of the date of acceleration (including, without limitation, all Outstanding Principal Amount (inclusive of all capitalized PIK Interest), all accrued and unpaid Cash Interest, and all other amounts then due hereunder), together with Default Interest accruing from the date of the Event of Default.

Section 8.3. Rescission of Acceleration.

If, after acceleration pursuant to Section 8.2(b), (i) the Event of Default giving rise to such acceleration is cured or waived and (ii) no other Event of Default has occurred and is continuing, the Holder may, in its sole discretion, by written notice to the Company, rescind such acceleration, whereupon this Note shall be reinstated and the maturity thereof shall be restored as if no acceleration had occurred; provided that no such rescission shall affect any right or remedy arising from the occurrence of such Event of Default or any default interest accrued thereon.

Section 8.4. Rights and Remedies Cumulative.

The rights and remedies of the Holder under this Note are cumulative and not exclusive of any other rights or remedies that the Holder may have at law, in equity, or otherwise. No failure or delay by the Holder in exercising any right or remedy shall operate as a waiver thereof. No single or partial exercise of any right or remedy shall preclude any further exercise thereof or the exercise of any other right or remedy.

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Section 8.5. Conversion Right During Default Period.

Notwithstanding the acceleration of this Note upon an Event of Default, the Holder shall retain the right to convert all or any portion of this Note into shares of Common Stock in accordance with Article III at any time prior to payment in full of the Accrued Value.

Article IX — TRANSFER, REGISTRATION, AND LOST NOTE

Section 9.1. Note Register.

(a) The Company shall maintain at its principal office (or at such other location as the Company may designate by notice to the Holder) a register for the recordation of the name, address, and taxpayer identification number of the registered holder of this Note, and the Outstanding Principal Amount and any partial conversions, partial redemptions, or transfers thereof (the “Note Register”). The entries in the Note Register shall be conclusive and binding for all purposes absent manifest error. The Company and the Holder shall treat each Person whose name is recorded in the Note Register as the owner and holder of this Note for all purposes (including the right to receive payments and the right to exercise the conversion and put rights hereunder), notwithstanding notice to the contrary.

(b) The Note Register shall reflect: (i) the original principal amount of this Note as of the Original Issue Date; (ii) each capitalization of PIK Interest (with the date and amount thereof); (iii) each partial conversion (with the date, amount converted, and remaining Outstanding Principal Amount); (iv) each partial redemption (with the date, amount redeemed, and remaining Outstanding Principal Amount); and (v) each transfer (with the date, transferor, transferee, and amount transferred). The Company shall make the Note Register available for inspection by the Holder (or its authorized representative) at any time during normal business hours upon reasonable prior notice.

Section 9.2. Transfer Mechanics.

(a) Permitted Transfers. Subject to compliance with applicable securities laws and the restrictions set forth in the Purchase Agreement, the Holder may transfer or assign this Note (in whole or in part, provided that any partial transfer shall be in a minimum principal amount of $250,000) to any Person by delivering to the Company: (i) a written assignment in a form reasonably acceptable to the Company, duly executed by the Holder; (ii) this Note (or, in the case of a partial transfer, this Note for notation or replacement); and (iii) a written opinion of counsel to the Holder (which opinion and counsel shall be reasonably acceptable to the Company) that such transfer is exempt from registration under the Securities Act of 1933, as amended (unless no such opinion is required under the Purchase Agreement).

(b) Registration of Transfer. Upon receipt of the items set forth in Section 9.2(a), the Company shall (within five Business Days): (i) record the transfer in the Note Register; (ii) cancel the surrendered Note (or make appropriate notation in the case of a partial transfer); and (iii) issue and deliver to the transferee a new Note (or Notes) in the aggregate principal amount transferred, dated as of the date of the transfer, and otherwise identical in terms to this Note (with the Outstanding Principal Amount of such new Note reflecting only the transferred portion). In the case of a partial transfer, the Company shall also issue a replacement Note to the original Holder in the remaining Outstanding Principal Amount.

(c) Conclusive Evidence of Ownership. In the absence of a separate registrar or trustee, the entries in the Note Register maintained by the Company shall constitute conclusive evidence of ownership of this Note and of the Outstanding Principal Amount thereof for all purposes, absent manifest error. Neither the Company nor any other Person shall be required to look behind the Note Register to determine the identity of the registered holder entitled to receive payments, exercise rights, or take any other action hereunder. Any payment made to the registered holder shown on the Note Register shall be a valid discharge of the Company’s payment obligations to the extent of such payment, regardless of any claim of any other Person.

(d) Taxes and Expenses. The Company shall not be required to pay any tax or charge imposed in connection with any transfer or exchange of this Note (other than any such tax payable by the Company), and the transferor shall be responsible for such taxes and charges.

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Section 9.3. Lost, Stolen, Destroyed, or Mutilated Note.

(a) If this Note is lost, stolen, destroyed, or mutilated, the Company shall issue a replacement Note of like tenor and amount (reflecting the then-current Outstanding Principal Amount) upon receipt from the Holder of:

(i) a written affidavit of loss, theft, destruction, or mutilation executed by the Holder, in form and substance reasonably satisfactory to the Company, setting forth in reasonable detail the circumstances of such loss, theft, destruction, or mutilation;

(ii) an indemnity agreement executed by the Holder (and, if the Holder is not a natural person, by an officer or authorized representative thereof), in form and substance reasonably satisfactory to the Company, indemnifying and holding harmless the Company from and against any and all losses, liabilities, costs, and expenses (including reasonable attorneys’ fees) that the Company may incur by reason of the issuance of such replacement Note; and

(iii) if required by the Company in its reasonable discretion (and if the Holder is not an institutional investor with net assets in excess of $5,000,000), a surety bond or letter of credit in an amount equal to 110% of the Outstanding Principal Amount plus accrued Cash Interest, from a surety or financial institution reasonably acceptable to the Company.

(b) In the case of a mutilated Note, the Holder shall surrender the mutilated Note to the Company for cancellation concurrently with delivery of the items set forth in Section 9.3(a).

(c) Any replacement Note issued pursuant to this Section 9.3 shall constitute an original contractual obligation of the Company, whether or not the lost, stolen, or destroyed Note is at any time found by any Person, and shall be entitled to all the benefits of this Note equally and proportionately with any and all other Notes outstanding.

(d) The Company shall issue any replacement Note within 10 Business Days of receipt of all required items under this Section 9.3.

Section 9.4. Cancellation.

Any Note (or portion thereof) that has been converted, redeemed, or repurchased in full shall be cancelled by the Company and shall not be reissued. Upon cancellation, the Company shall make appropriate notations in the Note Register.

Article X — MISCELLANEOUS

Section 10.1. Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice-of-law or conflict-of-law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 10.2. Jurisdiction; Venue.

Each of the Company and the Holder irrevocably submits to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, and each of the Company and the Holder irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by law, in such federal court. Each of the Company and the Holder irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue of any action or proceeding in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

Section 10.3. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 10.4. Summary Judgment in Lieu of Complaint.

The Company expressly acknowledges and agrees that this Note constitutes an instrument for the payment of money only within the meaning of section 3213 of the New York Civil Practice Law and Rules (“CPLR §3213”), and that upon any default under or breach of the terms of this Note, the Holder may immediately commence an action by motion for summary judgment in lieu of complaint without any further notice or demand. The Company irrevocably waives (i) any right to require the Holder to commence any action by summons and complaint, (ii) any right to assert defenses, setoffs, counterclaims or delays in any CPLR §3213 proceeding (other than the defense of full payment of any amount that the Holder seeks to recover), and (iii) any right to object to the sufficiency of this Note as an instrument for the payment of money only within the meaning of CPLR §3213 and agrees not to assert that this Note is not such an instrument. The Company agrees that all amounts due under this Note shall be deemed liquidated, unconditional and immediately due and payable for purposes of CPLR §3213.

Section 10.5. Waiver.

The Company hereby waives demand, notice, presentment, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default, or enforcement of this Note, except as expressly provided herein. No waiver by the Holder of any right, remedy, or default under this Note shall be effective unless in writing and signed by the Holder, and any such waiver shall be limited to the specific instance and shall not extend to or affect any other right, remedy, or default or any subsequent event.

Section 10.6. Amendments and Modifications.

No provision of this Note may be amended, modified, supplemented, or waived except by a written instrument executed by the Company and the Required Holders; provided that no such amendment, modification, supplement, or waiver may (i) reduce the Outstanding Principal Amount or Accrued Value, (ii) reduce the Cash Interest Rate or PIK Interest Rate, or (iii) extend the Maturity Date, in each case without the consent of each Holder adversely affected in a manner disproportionate to other Holders; and provided further that Section 4.1(a) and Section 6.2 may only be amended, modified, supplemented, or waived by a written instrument executed by the Company and Yorkville. Any amendment, modification, supplement, or waiver so effected shall be binding upon the Company, all holders of the Company’s Senior Convertible PIK Notes (including the Holder), and their respective successors and assigns.

Section 10.7. Severability.

If any provision of this Note is held to be invalid, illegal, or unenforceable in any respect under any applicable law, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

Section 10.8. Notices.

(a) All notices, requests, consents, demands, and other communications under this Note shall be in writing and shall be delivered by hand, by nationally recognized overnight courier service, by email (with confirmation of transmission), or by certified or registered mail (return receipt requested, postage prepaid), addressed as follows (or to such other address as a party may designate by notice given in accordance with this Section 10.8):

If to the Company:

PlusAI Holdings, Inc.

3315 Scott Boulevard, Suite 300

Santa Clara, CA 95054

Attention: David Liu, Chief Executive Officer

Email: [***]

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with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

701 Fifth Avenue, Suite 5100

Seattle, WA 98104-7036

Attn: Michael Nordtvedt; Jeana S. Kim; Remi P. Korenblit

E-mail: mnordtvedt@wsgr.com; jskim@wsgr.com; rkorenblit@wsgr.com

If to the Holder:

[Holder Name]

[Street Address]

[City, State, ZIP]

Attention: [Name, Title]

Email: [____]

(b) Deemed Receipt. Notices shall be deemed to have been duly given or made: (i) if delivered by hand, when delivered; (ii) if sent by nationally recognized overnight courier, one Business Day after deposit with such courier; (iii) if sent by email, upon confirmation of transmission (provided that if such confirmation is received after 5:00 p.m. local time of the recipient on a Business Day, or on a day that is not a Business Day, such notice shall be deemed received at 9:00 a.m. local time of the recipient on the next Business Day); and (iv) if sent by certified or registered mail, five Business Days after the date of mailing.

(c) Copies. Copies of notices sent by the Company to the Holder shall be simultaneously sent to: [Holder’s Counsel Name and Address, if applicable].

Section 10.9. Successors and Assigns.

This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and permitted assigns (in accordance with Article IX).

Section 10.10. No Third-Party Beneficiaries.

Nothing in this Note, express or implied, is intended to or shall confer upon any Person other than the Company, the Holder, and their respective successors and permitted assigns any rights, remedies, obligations, or liabilities of any nature whatsoever.

Section 10.11. Entire Agreement.

This Note, together with the Purchase Agreement, the Guaranty Agreement and the Warrants, constitutes the entire agreement between the Company and the Holder with respect to the subject matter hereof and supersedes all prior agreements, understandings, representations, and warranties, both written and oral, with respect to such subject matter.

Section 10.12. Headings.

The headings in this Note are for reference only and shall not affect the interpretation of this Note.

Section 10.13. Counterparts.

This Note may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Note delivered by email (in .pdf format) shall be deemed to have the same legal effect as delivery of an original signed copy.

Section 10.14. Usury Savings.

Notwithstanding any provision of this Note to the contrary, in no event shall the amount of interest paid or agreed to be paid to the Holder exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Holder in excess of the maximum lawful amount, the interest payable shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Holder shall ever receive anything of value deemed interest under applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the Outstanding Principal Amount and not to the payment of interest, or if such excessive interest exceeds the Outstanding Principal Amount, such excess shall be refunded to the Company.

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Section 10.15. Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Note. In the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Note. Unless the context otherwise requires, (i) “or” is not exclusive, (ii) “including” means “including without limitation,” (iii) words in the singular include the plural and vice versa, (iv) pronouns shall be construed to include the corresponding masculine, feminine, and neuter forms, (v) references to sections, articles, schedules, and exhibits mean the sections, articles, schedules, and exhibits of this Note, and (vi) the words “herein,” “hereof,” and “hereunder” and words of similar import refer to this Note as a whole and not to any particular provision.

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Senior Convertible PIK Note to be duly executed and delivered as of the date first written above.

COMPANY:

PlusAI Holdings, Inc.

By:
Name: David Liu
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

HOLDER:

By:
Name:
Title:

(Signature Page to Senior Convertible PIK Note)

EXHIBIT B

FORM OF GLOBAL GUARANTY AGREEMENT

(attached hereto)

GLOBAL GUARANTY AGREEMENT

Dated as of  [__], 2026

This Guaranty (this “Guaranty”) is made by each of the undersigned entities (each, a “Guarantor” and collectively, the “Guarantors”), in favor of each Holder (as defined in the Note) from time to time (collectively, the “Holders”), with respect to all Obligations (as defined below) of PlusAI Holdings, Inc., a Delaware corporation (the “Company”), owed to the Holders under the Transaction Documents (as defined below).

RECITALS

WHEREAS, the Company has entered into that certain Subscription Agreement, dated as of [__], 2026 (as amended from time to time, the “Purchase Agreement”), with each Holder, pursuant to which the Holders shall purchase the Company’s Senior Convertible PIK Notes (each, a “Note” and collectively, the “Notes”) in an aggregate original principal amount not to exceed $100,000,000;

WHEREAS, it is a condition precedent to the obligations of the Holders under the Purchase Agreement that the Guarantors guarantee all of the Company’s obligations under the Purchase Agreement, the Notes issued thereunder and all other instruments, agreements, or other items executed or delivered in connection with the transactions contemplated thereby (collectively, the “Transaction Documents”), and the Holders are only willing to enter into the Purchase Agreement if the Guarantors agree to execute and deliver to the Holders this Guaranty; and

WHEREAS, each Guarantor is a Subsidiary (as defined in the Note) of the Company, and will benefit, directly and indirectly, from the Holders entering into the Purchase Agreement and the other Transaction Documents and the issuance of the Notes;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor covenants and agrees as follows:

1.	Guaranty of Payment and Performance. The Guarantors, jointly and severally, hereby guarantee to the Holders the full, prompt and unconditional payment when due (whether at maturity, by acceleration, or otherwise), and the performance, of all liabilities, agreements and other obligations of the Company to the Holders contained in or arising under the Transaction Documents, whether now existing or hereafter arising, including all principal, interest (including PIK Interest), premiums, fees, expenses and indemnification obligations (all such liabilities, agreements and other obligations, collectively, the “Obligations” and, individually, an “Obligation”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Holders first attempt to collect any of the Obligations from the Company or resort to any security or other means of obtaining their payment. Should the Company default in the payment or performance of any of the Obligations, the obligations of the Guarantors hereunder shall become immediately due and payable to the Holders, without demand or notice of any nature, all of which are expressly waived by each Guarantor. Each Guaranty constitutes a senior unsecured obligation of the applicable Guarantor, ranking pari passu with all existing and future senior unsecured Indebtedness of such Guarantor.

2.	Limited Guaranty. The liability of each Guarantor hereunder shall be limited to the amount of the Obligations then due and payable to the Holders. Notwithstanding the foregoing, the obligations of each Guarantor hereunder shall be limited to the maximum amount that would not render such obligations void or voidable under applicable law relating to fraudulent conveyance or fraudulent transfer (after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any right of contribution from other Guarantors).

3.	Waivers by Guarantor; Holders’ Freedom to Act. Each Guarantor hereby agrees that the Obligations will be paid and performed strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Holders with respect thereto. Each Guarantor waives presentment, demand, protest, notice of acceptance of this Guaranty, notice of Obligations incurred, and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium law, or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company, and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing or otherwise executed in connection with any Obligation. The Required Holders (as defined in the Note) may, at any time and from time to time, without notice to or the consent of any Guarantor, without incurring responsibility to any Guarantor and without impairing, releasing, or otherwise affecting the obligations of any Guarantor hereunder: (a) change the manner, place or terms of payment or performance, or change or extend the time of payment or performance of, renew, increase, accelerate or alter, any of the Obligations; (b) release or compromise the liability of the Company or any Guarantor or other Person liable for payment or performance of the Obligations; (c) exercise or refrain from exercising any rights against the Company or any other Person; (d) settle or compromise any of the Obligations; (e) apply any sums received from any source to the Obligations in such order as the Required Holders shall determine in their sole discretion; or (f) make any other act or omission that might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a release or discharge of any Guarantor, all of which may be done without notice to any Guarantor.

4.	Unenforceability of Obligations Against Company. If for any reason the Company is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Company by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantors to the same extent as if the Guarantors at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

5.	Subrogation; Subordination. Until the indefeasible payment and performance in full of all Obligations, each Guarantor hereby waives any claim or other right that it may now have or hereafter acquire against the Company or any other Guarantor arising from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, indemnification or contribution and any right to participate in any claim or remedy of any Holder against the Company, whether such claim, remedy or right arises in equity or under contract, statute or common law. All Indebtedness (as defined in the Note) of the Company now or hereafter owed to any Guarantor is hereby subordinated in right of payment to the Obligations and any such Indebtedness shall be collected, enforced and received by such Guarantor as trustee for the Holders and shall be paid over to the Holders on account of the Obligations. If any amount shall be paid to a Guarantor on account of any subrogation, reimbursement or indemnification rights, or on account of any such subordinated Indebtedness, at any time when all Obligations have not been indefeasibly paid in full, such amount shall be held in trust for the Holders, segregated from other funds of such Guarantor, and promptly paid over to the Holders for application to the Obligations.

6.	Reinstatement. This Guaranty is irrevocable and shall continue until such time as the Obligations have been indefeasibly paid in full. This Guaranty shall be reinstated if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by any Holder upon the insolvency, bankruptcy or reorganization of the Company or any Guarantor, or upon the appointment of any receiver, intervenor, conservator, trustee or similar officer for the Company or any Guarantor, or otherwise, all as though such payment had not been made or such value received.

7.	Representations and Warranties. Each Guarantor represents and warrants to the Holders that: (a) such Guarantor is duly organized, validly existing, and in good standing (to the extent such concept is recognized) under the laws of its jurisdiction of organization; (b) such Guarantor has full power and authority to execute and deliver this Guaranty and to perform its obligations hereunder, and all necessary corporate, limited liability company, or other organizational action has been taken to authorize such execution, delivery and performance; (c) the execution, delivery and performance of this Guaranty do not conflict with or violate any provision of such Guarantor’s organizational documents or any applicable law, regulation, order or agreement to which such Guarantor is a party or by which it is bound; and (d) this Guaranty constitutes the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

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8.	Miscellaneous.

(a)	Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice-of-law or conflict-of-law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b)	Jurisdiction; Venue. Each Guarantor irrevocably submits to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, and irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by law, in such federal court. Each Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue of any action or proceeding in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

(c)	Jury Waiver. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)	Successors and Assigns; Third-Party Beneficiaries. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of and be enforceable by each of the Holders and their respective shareholders, officers, directors, agents, successors, and permitted transferees and assigns. Each Holder is an express intended third-party beneficiary of this Guaranty.

(e)	Amendments and Waivers. No amendment or waiver of any provision of this Guaranty shall be effective unless in writing and signed by the Required Holders, the Company and each Guarantor directly affected thereby. No failure on the part of any Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

(f)	Counterparts. This Guaranty may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Guaranty delivered by email (in .pdf format) shall be deemed to have the same legal effect as delivery of an original signed copy.

(g)	Notices. All notices and other communications called for hereunder to the Company or any Holder shall be made in writing as provided in the Notes. All notices and other communications called for hereunder to the Guarantors shall be made in writing to the address set forth on the signature pages hereto or as the Guarantors may otherwise notify the Company (who shall promptly inform the Holders) in writing.

(h)	Severability. If any provision of this Guaranty is held to be invalid, illegal or unenforceable in any respect under any applicable law, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or the Holders.

(i)	Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in full force and effect until the indefeasible payment in full of all Obligations.

9.	Joinder. Pursuant to Section 6.1(j) of the Notes, if any Person becomes a Subsidiary of the Company after the date hereof (whether by formation, acquisition, or otherwise), the Company shall cause such Person to execute and deliver to the Holders a joinder agreement substantially in the form of Exhibit A hereto within 15 Business Days (as defined in the Note) after the date of such formation or acquisition. Upon execution and delivery of such joinder, such Person shall become a Guarantor hereunder for all purposes.

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10.	Release. A Guarantor shall be automatically released from its obligations hereunder upon the earliest to occur of: (a) payment in full of all Obligations; (b) the sale or disposition of all of the equity interests in such Guarantor (or all or substantially all of its assets) to a Person that is not the Company or a Subsidiary of the Company, if such disposition is permitted under the Notes; (c) the merger or consolidation of such Guarantor with and into the Company or another Guarantor (provided the surviving entity remains a Guarantor); or (d) satisfaction and discharge of the Notes in accordance with their terms.

(Signature Pages Follow)

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IN WITNESS WHEREOF, each Guarantor has executed this Guaranty as of the date first written above.

GUARANTORS:1

PLUS IRELAND HOLDINGS LLC a Delaware limited liability company	PLUS GERMANY GMBH a German limited liability company

By:	By:
Name:	Name:
Title:	Title:

Address:	Address:

PLUSAI IRELAND LIMITED an Irish private company limited by shares	PLUSAI CORP a Cayman Islands exempted company

By:	By:
Name:	Name:
Title:	Title:

Address:	Address:

PLUS GERMANY HOLDINGS LLC a Delaware limited liability company	PLUSAI, INC. a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:

Address:	Address:

PLUS HOLDINGS LTD. a Cayman Islands exempted company

By:
Name:
Title:

Address:

1 NTD: Company to confirm that all of its Subsidiaries are accurately described and listed as Guarantors.

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ACKNOWLEDGED:

PLUSAI HOLDINGS, INC.

a Delaware corporation

By:
Name:
Title:

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EXHIBIT A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder”) is dated as of _______, 20__, and is delivered pursuant to that certain Global Guaranty Agreement, dated as of [__], 2026 (as amended from time to time, the “Guaranty”), by the Guarantors party thereto in favor of the Holders of the Senior Convertible PIK Notes issued by PlusAI Holdings, Inc. (the “Company”). Capitalized terms used but not defined herein have the meanings given to them in the Guaranty.

The undersigned, [NAME], a [jurisdiction] [entity type] and a Subsidiary of the Company, hereby agrees as follows:

1. By execution of this Joinder, the undersigned becomes a “Guarantor” under the Guaranty and is bound by all terms and obligations thereof as though an original signatory.

2. The undersigned makes each of the representations and warranties set forth in Section 7 of the Guaranty as of the date hereof.

3. The undersigned’s address for notices is: [Address].

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

Acknowledged:

PLUSAI HOLDINGS, INC.

By:
Name:
Title:

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EXHIBIT C

FORM OF WARRANT TO PURCHASE SHARES OF CLASS A COMMON STOCK

(attached hereto)

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

PLUSAI HOLDINGS, INC.
WARRANT TO PURCHASE SHARES OF CLASS A COMMON STOCK

Warrant Shares: [_______]	Initial Exercise Date: [●], [●]

THIS WARRANT TO PURCHASE SHARES OF CLASS A COMMON STOCK (this “Warrant”) certifies that, for value received, [__] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on [●], 203[_]1 (the “Termination Date”) but not thereafter, to subscribe for and purchase from PlusAI Holdings, Inc., a Delaware corporation (the “Company”), up to [    ] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”). The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.               Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in Schedule A hereto.

Section 2.               Exercise.

(a)            Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency that the Company may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company), as applicable, of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Not later than the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i)) following the date of exercise as aforesaid, the Holder shall deliver to the Company the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the exercise on a net-issuance basis procedure specified in Section 2(c) below is available and specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

1 NTD: Five years after Initial Exercise Date.

(b)           Exercise Price. The exercise price per Warrant Share under this Warrant shall be $12.00, subject to adjustment hereunder as set forth in Section 3 (which if adjusted pursuant to Section 3(k), shall in no event be less than the Exercise Price Floor) (the “Exercise Price”).

(c)           Net-Issuance Exercise. This Warrant may also be exercised, in whole or in part, at such time on a “net-issuance” basis in which the Holder shall be entitled to receive a number of Warrant Shares determined as follows:

X = ((A-B) x C) / A

where:

(X) =     the number of Warrant Shares to be issued to the Holder on a net-issuance basis;

(A) =    as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day, (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day or (3) executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day), or (ii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =     the Exercise Price of this Warrant, as adjusted hereunder; and

(C) =     the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than on a net-issuance basis.

The number of Warrant Shares that would be surrendered by the Holder in connection with any exercise on a net-issuance basis would be equal to C-X.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised on a net-issuance basis pursuant to this Section 2(c).

(d)           Mechanics of Exercise.

(i)            Delivery of Warrant Shares Upon Exercise. The Company shall cause its transfer agent to issue the Warrant Shares and thereupon the Warrant Shares to be transmitted to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if there is an effective resale registration statement permitting the resale of the Warrant Shares by the Holder and the Holder is contemporaneously reselling such Warrant Shares pursuant to such resale registration statement, and otherwise by physical delivery of a certificate, or reasonable evidence of issuance by book entry of ownership of the Warrant Shares registered on the books of the transfer agent in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the later of (i) the Standard Settlement Period after the delivery to the Company of the Notice of Exercise, and (ii) seven (7) Trading Days after delivery of the aggregate Exercise Price to the Company (such date, the “Warrant Share Delivery Date”); provided, however, in any event, the Company shall not be obligated to deliver Warrant Shares purchased until it has received the aggregate Exercise Price for such Warrant Shares. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the transfer agent to deliver to the Holder or its designee Warrant Shares in the manner required pursuant to this Section 2(d)(i) by the Warrant Share Delivery Date following the later of the delivery to the Company of (i)  the Notice of Exercise, and (ii) the aggregate Exercise Price to the Company (the “Exercise Date”) (other than a failure caused by incorrect or incomplete information provided by the Holder to the Company) and the Holder or the Holder’s broker on its behalf purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”) but did not receive by the Warrant Share Delivery Date, then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s sole discretion, promptly honor its obligation to deliver to the Holder or its designee such Warrant Shares pursuant to this Section 2(d)(i) and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the Buy-In, less the product of (A) the number of shares of Common Stock purchased in the Buy-In, times (B) the Closing Sale Price of a share of Common Stock on the Exercise Date. The Holder shall provide the Company written notice promptly after the occurrence of a Buy-In, indicating the amounts payable to the Holder in respect of the Buy-In together with applicable confirmations and other evidence reasonably requested by the Company.

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(ii)           Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii)          Rescission Rights. If the Company fails to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date (subject to receipt of the aggregate Exercise Price for the applicable exercise), then the Holder will have the right to rescind such exercise prior to the delivery of the Warrant Shares.

(iv)          No Fractional Shares or Scrip. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. As to any fraction of a Warrant Share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

(v)           Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any capital, stamp, issue, financial transaction and registration or transfer tax or other incidental expense payable in the United States, or in any other jurisdiction in which the Company may be domiciled or resident or to whose taxing jurisdiction it may be generally subject, in respect of the issuance, transfer or delivery of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder (“Specified Taxes”); provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for electronic delivery of the Warrant Shares pursuant to the terms of this Warrant. If the Company shall fail to pay any Specified Taxes, the Holder shall be entitled to tender and pay the same and the Company covenants to reimburse and indemnify the Holder in respect of any payment thereof and any penalties payable in respect thereof.

(e)            Entitlement in Respect of Warrant Shares. Warrant Shares issued and delivered on exercise of this Warrant will be validly issued, fully paid and non-assessable, and the Holder shall be entitled to all rights, distributions or payments in respect of such Warrant Shares from the record date or other due date for the establishment of entitlement for which falls on or after the relevant exercise, except in any such case for any right excluded by mandatory provisions of applicable law. The Holder shall not be entitled to any rights, distributions or payments in respect of any Warrant Shares the record date or other due date for the establishment of entitlement for which falls prior to the date when the Warrant Shares are issued and delivered to the Holder.

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(f)            Holder’s Exercise Limitations. The Holder may notify the Company in writing in the event it elects to be subject to the provisions contained in this Section 2(f); however, the Holder shall not be subject to this Section 2(f) unless he, she or it makes such election. If the election is made, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of 4.9%, 9.9%, 19.9% (or such other amount as the Holder may specify) (the “Beneficial Ownership Limitation”) of the outstanding shares of Common Stock. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder, its Affiliates and Attribution Parties shall include the number of Warrant Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Warrant Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein that are beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith (other than as it relates to a Holder relying on the number of shares of Common Stock issued and outstanding as provided by the Company pursuant to this Section). To the extent that the limitation contained in this Section 2(f) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and, of which portion of this Warrant is exercisable up to the Beneficial Ownership Limitation shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s good faith determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case, subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are not in compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation. For purposes of this Section 2(f), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Beneficial Ownership Limitation applicable to the Holder, provided, however, that any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3.               Certain Adjustments.

(a)           Subdivision, consolidation or reclassification. If the Company at any time while this Warrant is outstanding: (i) subdivides outstanding Common Stock into a larger number of shares, (ii) combines (including by way of a reverse share split) outstanding Common Stock into a smaller number of shares or (iii) issues by reclassification of the Common Stock into any capital shares of the Company, then in each case the Exercise Price shall be adjusted by multiplying the Exercise Price by the following fraction:

(A/B)

where:

(A) =    is the aggregate number of shares of Common Stock issued and outstanding immediately before such subdivision, consolidation, reclassification or such change, as the case may be; and

(B) =     is the aggregate number of shares of Common Stock issued and outstanding immediately after such subdivision, consolidation, reclassification or such change, as the case may be.

The number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)            Adjustment Upon Issuance or Deemed Issuance of Common Stock. If and whenever during the period commencing on the execution date of the Subscription Agreement and ending on the Termination Date the Company issues or sells, or in accordance with this Section 3(b) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding the issuance of shares of Common Stock as a stock dividend, which shall adjust the Exercise Price as provided in Section 3(d)) in a Qualifying Offering for Proceeds at an issuance price (the “New Issuance Price”) less than the Exercise Price then in effect (each such issue, sale or deemed issuance or sale, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the lower of (x) the New Issuance Price and (y) the lowest daily VWAP of the Common Stock during the five (5) Trading Days following the date of such Dilutive Issuance. Notwithstanding Section 3(k), the definition of “Exercise Price,” or any other provision of this Warrant, the Exercise Price Floor shall not apply to, and shall not limit, any reduction in the Exercise Price made pursuant to this Section 3(b).

For purposes of determining the adjusted Exercise Price under this Section 3(b), the following shall be applicable:

(i)            Options and Convertible Securities. The consideration per share received by the Company for shares of Common Stock deemed to have been issued pursuant to Section 3(b)(ii), relating to Options and Convertible Securities, shall be determined by dividing:

(1)            the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2)            the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) deemed to be issued pursuant to Section 3(b)(ii) upon the issuance of such Options or Convertible Securities.

(ii)            Deemed Issuance of Common Stock Subject to Options and Convertible Securities.

(1)            If the Company at any time or from time to time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be outstanding and to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

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(2)            If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than (x) proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 3(a) above and (y) automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price, which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(b)(ii)(2), if the terms of any Option or Convertible Security that was outstanding as of the Initial Exercise Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3(b)(ii)(2) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iii)            Calculation of Consideration Received.

(1)            In case one or more Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) each such Option will be deemed to have been issued for the Option Value of such Option and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value of each such Options; provided, that, no share of Common Stock shall be deemed to have been issued for less than a fraction of the aggregate consideration received (excluding the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of any such Options, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities) equal to (A) one divided by (B) the total number of shares of Common Stock issued or issuable in the integrated transaction (including the number of shares underlying any Options and Convertible Securities).

(2)            If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the closing sale price of such publicly traded securities on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the holders of a majority in interest of this Warrant and the other common stock purchase warrants with substantially the same terms as this Warrant, with an initial exercise price of $12.00 per share, issued on the Initial Exercise Date, and then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of a majority in interest of this Warrant and the other common stock purchase warrants, with an initial exercise price of $12.00 per share, issued on the Initial Exercise Date, and then outstanding. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

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(iv)          Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(v)           Expiration or Termination of Options or Convertible Securities. Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Securities (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of Section 3(b), the Exercise Price shall be readjusted to such Exercise Price as would have obtained had such Option or Convertible Securities (or portion thereof) never been issued.

(c)           Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(b) above, if at any time after the Initial Exercise Date the Company grants, issues or sells pro rata to the record holders of shares of Common Stock any rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock (“Purchase Rights”) at a price per share of Common Stock that is less than the VWAP of the Common Stock for the twenty Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such Purchase Rights (the “Record Date”) , then in each case the Exercise Price shall be adjusted based on the following formula:

EP1 = EP0 x (OS0 + Y) / (OS0 + X)

where:

EP0         is the Exercise Price in effect immediately prior to the close of business on the Record Date for the issuance of such Purchase Rights;

EP1         is the Exercise Price in effect immediately after the close of business on the Record Date for the issuance of such Purchase Rights;

OS0         is the aggregate number of shares of Common Stock issued and outstanding immediately prior to the close of business on the Record Date for the issuance of such Purchase Rights;

X             is the aggregate number of shares of Common Stock deliverable pursuant to such Purchase Rights; and

Y             is the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such Purchase Rights, divided by (ii) the VWAP for the Common Stock for the twenty Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such Purchase Rights.

Any adjustment to the Exercise Price made under this Section 3(c) shall be made successively whenever any such Purchase Rights are issued and shall become effective immediately after the close of business on the Record Date for the issuance of such Purchase Rights. To the extent that shares of Common Stock are not delivered after the expiration of such Purchase Rights, the Exercise Price shall be increased to the Exercise Price that would then be in effect had the decrease with respect to the issuance of such Purchase Rights been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such Purchase Rights are not so issued, the Exercise Price shall be increased to the Exercise Price that would then be in effect if the Record Date for the issuance of such Purchase Rights had not occurred.

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For purposes of this Section 3(c), in determining whether any Purchase Rights entitle the holders to subscribe for or purchase shares of Common Stock at a price per share of Common Stock that is less than the VWAP of the Common Stock for the twenty Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such Purchase Rights, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such Purchase Rights and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(d)           Adjustment for Dividends. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then in each case the Exercise Price shall be adjusted by multiplying the Exercise Price by the following fraction:

A - B

A

where:

(A) =    is the VWAP of one Warrant Share on the Ex Date in respect of such Distribution; and

(B) =     is the portion of the Fair Market Value of the Distribution attributable to one Warrant Share, with such portion being determined by dividing the Fair Market Value of the Distribution by the number of shares of Common Stock entitled to receive the Distribution.

(e)            Fundamental Transaction.

(i)            If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions (other than to the Company or a subsidiary of the Company), (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of shares of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the shares of Common Stock or any compulsory share exchange pursuant to which the shares of Common Stock are effectively converted into or exchanged for other securities, cash or property (other than as a result of a share subdivision, consolidation or reclassification of shares of Common Stock covered by Section 3(a)), or (v) the Company, directly or indirectly, in one or more related transactions consummates a share or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share or share purchase agreement or other business combination) or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(f) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Warrant Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(f) on the exercise of this Warrant). For the avoidance of doubt, the Transaction shall be deemed not to be a Fundamental Transaction.

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(ii)            For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of shares of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction in which less than seventy percent (70%) of the consideration receivable by the holders of shares of Common Stock in the applicable Fundamental Transaction is payable in the form of common equity of the Company or in the Successor Entity (or any holding company that owns 100% of the common equity interests of the Company or the Successor Entity, as applicable) that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted prior to or immediately following such Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable concurrently with the consummation of the Fundamental Transaction (or, if later, the later of (i) the date of the public announcement of the applicable Fundamental Transaction and (ii) within 30 days of the earlier of (A) the consummation of the Fundamental Transaction and (B) the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, that if holders of shares of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received shares of Common Stock or common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction.

(iii)            The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of capital shares of such Successor Entity (or its parent entity) equivalent to the Warrant Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, (and solely if the holders of the Common Stock (and Common Stock Equivalents) immediately prior to consummation of the applicable Fundamental Transaction do not beneficially own upon consummation of such Fundamental Transaction, directly or indirectly (including through any one or more holding companies that owns 100% of the common equity interests of the Company or the Successor Entity), at least 50% of the voting power of the common equity of the Company or the Successor Entity, as applicable, with an exercise price which applies the Exercise Price hereunder to the shares of capital stock received by holders of shares of Common Stock in such Fundamental Transaction, but taking into account the relative value of the Warrant Shares and the value of such capital shares and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder.

(f)            Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(g)            Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 3, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

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(h)            Notice to Holder.

(i)            Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii)           Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the shares of Common Stock, (B) the Company shall declare a redemption of the shares of Common Stock, (C) the Company shall authorize the granting to all holders of shares of Common Stock rights or warrants to subscribe for or purchase any capital shares of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the shares of Common Stock, any consolidation or merger to which the Company (or any of its subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the shares of Common Stock are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the shares of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that, notwithstanding the foregoing, any notice delivery requirement hereunder shall also be deemed satisfied by filing or furnishing such communication with the Commission via the EDGAR system; provided, further, that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided to the Holder in accordance with the terms of this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K, unless determined by the Company that such filing would be harmful to the Company at such time, in which case the Company shall file such Form 8-K as soon as is reasonably practicable in its discretion. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(i)            Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(j)            Transaction. Notwithstanding the foregoing, no adjustment to the Exercise Price shall be made as a result of the Transaction.

(k)            VWAP Exercise Price Reset.

(i)            Reset Mechanics. On each date that is a nine (9)-month anniversary of the Closing Date (each, a “Reset Date”), the Company shall determine the lowest daily VWAP of the Common Stock during the five (5) consecutive Trading Days ending on (and including) such Reset Date, subject to Section 3(k)(iv) (the “Reset Price”). If the Reset Price is less than the Exercise Price then in effect, then, effective as of the close of business on the applicable Reset Date, the Exercise Price shall be automatically adjusted (without any action by the Holder) to equal the greater of (x) the Reset Price and (y) the Exercise Price Floor; provided, that in no event shall this Section 3(k) result in an increase of the Exercise Price then in effect. Simultaneously with any such adjustment, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted in accordance with Section 3(g) such that the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall remain unchanged. The Company shall promptly (and in any event within one (1) Business Day following each Reset Date) deliver to each Holder a notice setting forth: (1) the Reset Price; (2) the Exercise Price in effect immediately prior to such Reset Date; (3) the adjusted Exercise Price and the resulting number of Warrant Shares, in each case after giving effect to the reset (if applicable); and (4) the effective date of the adjustment.

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(ii)           Floor. In no event shall the Exercise Price resulting from the adjustment in this Section 3(k) be less than the Exercise Price Floor. If the Reset Price is less than the Exercise Price Floor, the Exercise Price resulting from the adjustment described in Section 3(k)(i) shall be deemed to equal (and shall not be less than) the Exercise Price Floor.

(iii)           Adjustment for Concurrent Events. If the Company effects any stock split, subdivision, combination, stock dividend or other event of the type described in Section 3(a) with an effective date occurring during the five (5) Trading Days used to calculate the Reset Price (subject to Section 3(k)(iv)), the daily VWAP for each Trading Day in such period occurring before the effective date of such event shall be equitably adjusted, as determined by the Company, to reflect such event, so that the Reset Price is calculated on a consistent capital structure basis throughout the measurement period. Any Distribution of the type described in Section 3(d) with an Ex Date occurring during such measurement period shall be equitably taken into account by the Company in determining the Reset Price, applied on a basis consistent with the adjustment methodology set forth in Section 3(d).

(iv)          Anti-Manipulation. If the Holder reasonably determines, with respect to any Reset Date, that trading in the Common Stock during any Trading Day within the measurement period used to calculate the Reset Price was subject to a Market Disruption Event or was otherwise manipulated so as to distort the Reset Price, the Holder shall exclude such Trading Day from the calculation of the Reset Price and shall extend the measurement period by one additional Trading Day for each Trading Day so excluded (in which event, the applicable Reset Date shall be deemed to occur on the last Trading Day of any such extended measurement period). Any determination made by the Holder under this Section 3(k)(iv) shall be final and binding on the Company and the Holder absent manifest error.

Section 4.               Transfer of Warrant.

(a)            Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)            New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto, and if applicable, shall reflect any adjustment to the Exercise Price prior to the date of such transfer or exchange.

(c)            Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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(d)           Transfer Restrictions. This Warrant and the Warrant Shares may only be transferred in compliance with U.S. state and federal securities laws and, if the transfer occurs on or prior to the Termination Date, subject to the transferee agreeing to restrictions consistent with Section 12(c) of the Subscription Agreement in form and substance reasonably acceptable to the Company as a condition to such transfer. In connection with any transfer of this Warrant or the Warrant Shares other than pursuant to an effective registration statement, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of this Warrant or the Warrant Shares under the Securities Act.

(e)           Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.               Miscellaneous.

(a)            No Rights as a Holder of Warrant Shares Until Exercise. This Warrant does not entitle the Holder to any rights as a holder of shares of Common Stock prior to the exercise hereof as set forth in Section 2(d)(i).

(b)            Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any certificate evidencing ownership of Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

(c)           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d)           Provision for Issuance of Underlying Shares.

(i)            The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized but unissued Common Stock a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon the exercise of any purchase rights under this Warrant (without regard to any limitation on exercise set forth herein) (the “Required Reserve Amount”). The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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(ii)           If, notwithstanding Section 5(d)(i) above, and not in limitation thereof, at any time while any of the Warrants remain outstanding, the Company does not have a sufficient number of authorized shares of Common Stock (not reserved for issuances other than upon exercise of the Warrants) to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the product of (x) such number of Authorization Failure Shares and (y) the greatest closing sale price of the shares of Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 5(d)(ii). Nothing contained in this Section 5(d) shall limit any obligations of the Company under any provision of the Subscription Agreement.

(iii)          The Company will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. The Company will use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

(iv)          Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e)            Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the Borough of Manhattan in the City of New York, New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

(f)            Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

13

(g)           Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h)           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the e-mail address as set forth on the signature pages attached hereto, or to such other address as the Company or the Holder may indicate by a notice delivered to the other from time to time, at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto, or to such other address as the Company or the Holder may indicate by a notice delivered to the other from time to time.

(i)            Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any shares of Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j)            Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k)           Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(l)            Amendment. This Warrant may be modified, waived or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m)          Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n)           Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

14

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to Purchase Class A Common Stock to be duly executed by their respective authorized signatories as of the date first indicated above.

PlusAI Holdings, Inc.	Address for Notice:
3315 Scott Boulevard, Suite 300
Santa Clara, CA 95054
By:

Name:

Title:	Email:

With a copy to (which shall not constitute notice):

[Signature Page to Warrant Certificate]

IN WITNESS WHEREOF, the undersigned have caused this Warrant To Purchase Class A Common Stock to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _____________________________________

Signature of Authorized Signatory of Purchaser: _____________________________________

Name of Authorized Signatory: _____________________________________

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory: _____________________________________

Address for Notice to Purchaser: _____________________________________

Address for Delivery of Securities to Purchaser (if not same as address for notice):

_____________________________________

_____________________________________

_____________________________________

_____________________________________

Warrant Shares: _____________________________________

EIN Number: _____________________________________

[Signature Page to Warrant Certificate]

SCHEDULE A

“Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the applicable party, threatened against or affecting the applicable party or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 3(e), (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date and (E) a zero cost of borrow.

“Bloomberg” means Bloomberg L.P.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Closing Date” means the Trading Day on which the Transaction is consummated.

“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg L.P., or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg L.P. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preference shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock, and any securities of the Company that when paired with one or more other securities of the Company or another entity entitles the holder thereof to receive, shares of Common Stock.

“Convertible Securities” means any shares or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock and any securities of the Company that when paired with one or more other securities of the Company or another entity entitles the holder thereof to receive, shares of Common Stock.

Schedule A-1

“Ex Date” means, in relation to any Distribution, the first Trading Day on which the Common Stock is traded ex-the relevant Distribution.

“Exempt Issuance” means (a) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction; (b) shares of Common Stock, Options or Convertible Securities issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors or a committee thereof; (c) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors or a committee thereof; (d) shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement approved by the Board of Directors or a committee thereof; (e) shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors or a committee thereof; (f) shares of Common Stock, Options or Convertible Securities issued in a transaction for which an adjustment pursuant to Section 3 (other than Section 3(b)) occurs; (g) shares of Common Stock, Options or Convertible Securities sold in secondary transactions for the account of a securityholder of the Company; (h) securities issued prior to the second anniversary of the Initial Exercise Date pursuant to any agreement for an at-the-market offering, or an agreement for an equity line of credit, standby equity purchase agreement or similar financing agreement that the Company enters into prior to the second anniversary of the Initial Exercise Date; or (i) securities issued or issuable pursuant to the Purchase Agreements or the Merger Agreement and securities issued or issuable upon the exercise or exchange of or conversion of any securities issued pursuant to the Purchase Agreements or the Merger Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Closing Date, provided that such securities have not been amended since the Closing Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share consolidations, share divisions and automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such securities) or to extend the term of such securities; or (j) the Underlying Shares; provided that any such Exempt Issuance described in (a)-(g) shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital, including issuances under an at-the-market offering, equity line of credit, standby equity purchase agreement or similar financing agreement (unless such issuances under an at-the-market offering, equity line of credit, standby equity purchase agreement or similar financing agreement occurs prior to the second anniversary of the Initial Exercise Date).

“Exercise Price Floor” means $5.00 per share, subject to equitable adjustment for stock splits, stock dividends, combinations, reclassifications and similar events pursuant to Section 3.

“Fair Market Value” means, on any date:

(a)            in the case of a cash Distribution, the amount of such cash Distribution;

(b)            in the case of a Distribution of Securities (including shares of Common Stock), Spin-Off Securities, options, warrants or other rights or assets that are publicly traded on a Relevant Stock Exchange, the arithmetic mean of the daily VWAP of such Securities; and

(c)            in the case of Securities, Spin-Off Securities, options, warrants or other rights or assets that are not publicly traded on a Relevant Stock Exchange, an amount equal to the fair market value of such Securities, Spin-Off Securities, options, warrants or other rights or assets as determined in good faith by the Board of Directors of the Company, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per share of Common Stock, the dividend yield of a share of Common Stock, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights or assets, and including as to the expiration date and exercise price or the like (if any) thereof.

Schedule A-2

“Market Disruption Event” means, with respect to any date, the occurrence or existence of any suspension or material limitation imposed on trading in the Common Stock on the Trading Market (whether by reason of movements in price exceeding limits permitted by the Trading Market or otherwise) during the one-half hour period ending at the scheduled close of trading on such date on the Trading Market.

“Merger Agreement” means the Agreement and Plan of Merger and Reorganization, dated [●], 2026 (as may be amended, supplemented or otherwise modified from time to time), by and among the Company and the other parties thereto.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Option Value” means the value of an Option based on the Black-Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 40% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest weighted average price of the shares of Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor, provided, however, in case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, in no event shall the Option Value exceed a fraction of the aggregate consideration received (excluding the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities) equal to (1) the number of shares of Common Stock underlying such Option divided by (2) the total number of shares of Common Stock issued or issuable in the integrated transaction (including the number of shares underlying such Option).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding, whether commenced or threatened.

“Proceeds” means, in respect of any Dilutive Issuance:

(a)            in the case of an issuance by the Company of new shares of Common Stock (in each case other than upon exercise of rights of conversion into, or exercise or exchange for, or the right to otherwise acquire, any shares of Common Stock issuable pursuant to Options and Convertible Securities), the aggregate amount of the gross proceeds received by the Company in respect of such Dilutive Issuance;

(b)            in the case of an issuance of Options and Convertible Securities, the aggregate amount of consideration received or receivable by the Company determined in accordance with Section 3(b)(i)(1).

Schedule A-3

“Purchase Agreements” means the several Subscription Agreements, between the Company and certain original holders of warrants to purchase common stock, with an initial exercise price of $12.00 per share, issued on the Initial Exercise Date, as amended, modified or supplemented from time to time in accordance with its terms.

“Qualifying Offering” means an offering pursuant to which the Company sells (or is deemed to sell) Common Stock primarily for the purpose of raising capital, including issuances under an at-the-market offering, equity line of credit, standby equity purchase agreement or similar financing agreement (unless such issuances occur prior to the second anniversary of the Initial Exercise Date under an at-the market offering, equity line of credit, standby equity purchase agreement or similar financing agreement entered into prior to the second anniversary of the Initial Exercise Date); provided, for the avoidance of doubt, that a Qualifying Offering shall exclude any Exempt Issuance.

“Relevant Stock Exchange” means:

(a)            in respect of the Common Stock, the Trading Market or, if at the relevant time the Common Stock is not at that time listed or traded on the Trading Market, the principal stock exchange or securities market on which the Common Stock then listed, quoted, traded or dealt in; and

(b)            In respect of any Securities (other than Common Stock), Spin-Off Securities, options, warrants or other rights or assets, the principal stock exchange or securities market on which such Securities, Spin-Off Securities, options, warrants or other rights or assets are then listed, quoted, traded or dealt in.

“Securities” means any securities including, but not limited to, shares of Common Stock and other capital stock of the Company, restricted share units, or options, warrants or other rights to subscribe for or purchase or acquire shares of Common Stock or any other capital stock of the Company.

“Spin-Off Securities” means equity share capital of an entity other than the Company or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than the Company.

“Subscription Agreement” means the Subscription Agreement, dated as of [●], 2026, between the Company and the initial Holder of this Warrant.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction” means the transactions contemplated by the Merger Agreement.

“Transaction Documents” means this Warrant, the other warrants to purchase common stock, with substantially the same terms as this Warrant, with an initial exercise price of $12.00 per share, issued on the Initial Exercise Date, the Subscription Agreement, and all exhibits and schedules thereto.

“Underlying Shares” means the Warrant Shares issuable upon exercise of this Warrant and the other warrants to purchase common stock, with substantially the same terms as this Warrant, with an initial exercise price of $12.00 per share, issued on the Initial Exercise Date.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the arithmetic mean of the daily volume weighted average prices of the Common Stock for each of the 20 Trading Days preceding such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), with each such Trading Day weighted equally regardless of the aggregate trading volume for such Trading Day, (b) if OTCQB or OTCQX is not a Trading Market, the arithmetic mean of the daily volume weighted average prices of the Common Stock for each of the 20 Trading Days preceding such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, calculated in the same manner as clause (a), (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the average of the highest closing bid price and the lowest closing ask price of the Common Stock for the 20 Trading Days preceding such date, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. For the avoidance of doubt, the daily volume weighted average price for each individual Trading Day shall be determined by Bloomberg L.P. in accordance with its standard methodology, and the VWAP for the applicable period shall be calculated by summing such daily values and dividing by the number of Trading Days in the measurement period (i.e., 20 Trading Days), such that each Trading Day’s price is given equal weight irrespective of trading volume; provided, that for purposes of Sections 3(b) and 3(k), “VWAP” means the volume weighted average price of the Common Stock on a single Trading Day, determined in accordance with clause (a) above (applied to such individual Trading Day rather than a 20 Trading Day period preceding such date).

Schedule A-4

EXHIBIT A

NOTICE OF EXERCISE

TO:	PlusAI Holdings, Inc.

Attn:

Email:

(1)            The undersigned hereby elects to purchase _______ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)            Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐	if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the exercise on a net-issuance basis procedure set forth in subsection 2(c).

(3)            Please issue said Warrant Shares in the name of, and deliver any cash payable for any fractional Warrant Shares to, the undersigned or in and to such other name as is specified below:

___________________________________________________________________

___________________________________________________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

___________________________________________________________________

(4)            In connection with the exercise of this Warrant, or the portion hereof above designated, the undersigned acknowledges, represents to and agrees with the Company that the undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) during the three months immediately preceding the date hereof.

(5)            The undersigned further acknowledges (and if the undersigned is acting for the account of another person, that person has confirmed that it acknowledges) that the Warrant Shares received upon exercise of this Warrant (or securities represented thereby) have not been registered under the Securities Act and are “restricted securities”.

(6)            The undersigned further certifies that either:

(a)            The undersigned is, and at the time Warrant Shares are delivered upon exercise of this Warrant will be, the holder of the Warrant Shares, and the undersigned is not a U.S. person (as defined in Regulation S under the Securities Act) and is located outside the United States (within the meaning of Regulation S) and acquired, or have agreed to acquire and will have acquired, the Warrants being exercised and the Warrant Shares and being delivered upon exercise outside the United States.

OR

(b)            The undersigned is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) acting for its own account or for the account of one or more qualified institutional buyers and the undersigned is (or such account or accounts are) the sole beneficial owner(s) of the Warrant Shares to be received upon exercise of this Warrant.

A-1

The undersigned hereby instructs the Company register the Warrant Shares in the name of:

1.	Name of Beneficial Owner to receive Warrant Shares:

2.	Address of Beneficial Owner to receive Warrant Shares:

3.	Number of Warrant Shares to be issued:

4.	Beneficial Owner’s Tax ID Number:

5.	Contact Name and Tel No/email address:

For any settlement inquiries, please contact [_____________________]:

[_______________________]

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Warrant Shares are to be issued other than to and in the name of the registered holder.

A-2

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated:	_____________ ______, _______

Holder’s Signature:

Holder’s Address:

B-1